Exhibit 1

                                                                EXECUTION COPY















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                     STOCK PURCHASE AND EXCHANGE AGREEMENT

                                 By and Among

                         @TRACK COMMUNICATIONS, INC.,

                           MINORPLANET SYSTEMS PLC,

                                      and

                              MACKAY SHIELDS LLC

                                  Dated as of

                               February 14, 2001


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                                                  Table of Contents
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                                                      ARTICLE I
                                                     DEFINITIONS

SECTION 1.01.         Definitions.................................................................................3

                                                     ARTICLE II
                                              THE TRANSACTIONS; CLOSING

SECTION 2.01.         Purchase and Sale of Purchase Shares; Consideration........................................10
SECTION 2.02.         Purchase and Sale of Buyer Sub 1 Shares; Consideration.....................................10
SECTION 2.03.         Exchange of Notes..........................................................................10
SECTION 2.04.         Waiver of Interest Payment.................................................................11
SECTION 2.05.         Closing....................................................................................11
SECTION 2.06.         Closing Delivery Matters...................................................................11

                                                     ARTICLE III
                                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.         Organization...............................................................................12
SECTION 3.02.         Authorization; Enforceability..............................................................12
SECTION 3.03.         Non-Contravention..........................................................................13
SECTION 3.04.         Consents and Approvals.....................................................................13
SECTION 3.05.         Capitalization.............................................................................13
SECTION 3.06.         Subsidiaries. .............................................................................14
SECTION 3.07.         Financial Statements; No Material Adverse Change...........................................15
SECTION 3.08.         SEC Reports................................................................................16
SECTION 3.09.         Other Corporate Action.....................................................................16
SECTION 3.10.         Proxy Statement............................................................................17
SECTION 3.11.         Issuance, Sale and Delivery of the Shares..................................................17
SECTION 3.12.         Compliance with Laws; Permits..............................................................17
SECTION 3.13.         Litigation.................................................................................17
SECTION 3.14.         Material Agreements........................................................................18
SECTION 3.15.         Taxes......................................................................................18
SECTION 3.16.         Insurance..................................................................................19
SECTION 3.17.         Intellectual Property......................................................................19
SECTION 3.18.         Employee Matters; Benefit Plans; and Labor Relations.......................................21
SECTION 3.19.         Environmental Compliance...................................................................24
SECTION 3.20.         Full Disclosure............................................................................25
SECTION 3.21.         Interests in Clients, Suppliers, Etc.......................................................25
SECTION 3.22.         Transactions with Related Parties..........................................................25
SECTION 3.23.         Territorial Restrictions...................................................................25
SECTION 3.24.         Absence of Certain Business Practices......................................................26
SECTION 3.25.         HSR........................................................................................26

                                                     ARTICLE IV
                                       REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 4.01.         Organization...............................................................................26
SECTION 4.02.         Memorandum and Articles of Association. ...................................................26
SECTION 4.03.         Authorization; Enforceability..............................................................27
SECTION 4.04.         Non-Contravention..........................................................................27
SECTION 4.05.         Consents and Approvals.....................................................................27
SECTION 4.06.         Compliance with Law; Litigation............................................................28
SECTION 4.07.         Acquisition for Investment.................................................................28
SECTION 4.08.         Purchase Shares and Technology Shares Not Registered.......................................28
SECTION 4.09.         Risk of Investment.........................................................................29
SECTION 4.10.         Title......................................................................................29
SECTION 4.11.         Capitalization.............................................................................29
SECTION 4.12.         Books and Records..........................................................................30
SECTION 4.13.         Taxation. .................................................................................30
SECTION 4.14.         Intellectual Property......................................................................30
SECTION 4.15.         Employees..................................................................................31
SECTION 4.16.         Pensions. .................................................................................31
SECTION 4.17.         Environmental Matters......................................................................32
SECTION 4.18.         HSR........................................................................................32
SECTION 4.19.         Buyer Representations......................................................................32

                                                      ARTICLE V
                            REPRESENTATIONS AND WARRANTIES OF MAJORITY HOLDERS AND MACKAY

SECTION 5.01.         Organization...............................................................................32
SECTION 5.02.         Authorization..............................................................................33
SECTION 5.03.         Non-Contravention..........................................................................33
SECTION 5.04.         Consents and Approvals.....................................................................33
SECTION 5.05.         Compliance with Law; Litigation............................................................34
SECTION 5.06.         Ownership of Notes.........................................................................34
SECTION 5.07.         Acquisition for Investment.................................................................34
SECTION 5.08.         Majority Holder Shares Not Registered......................................................34
SECTION 5.09.         Risk of Investment.........................................................................35
SECTION 5.10.         No Government Review.......................................................................35

                                                     ARTICLE VI
                                            CORPORATE GOVERNANCE MATTERS

SECTION 6.01.         Appointment of Directors...................................................................35
SECTION 6.02.         Committees.................................................................................37
SECTION 6.03.         Voting Matters.............................................................................37
SECTION 6.04.         Certificate of Incorporation; Bylaws.......................................................39
SECTION 6.05.         Majority Holder Transferees................................................................39

                                                     ARTICLE VII
                                              COVENANTS AND AGREEMENTS

SECTION 7.01.         Conduct of the Business....................................................................39
SECTION 7.02.         Officers and Employees.....................................................................42
SECTION 7.03.         Meeting of Stockholders....................................................................42
SECTION 7.04.         Proxy Materials............................................................................42
SECTION 7.05.         HSR Act and Other Filings..................................................................43
SECTION 7.06.         No Transfers. .............................................................................43
SECTION 7.07.         Transfer Restriction.......................................................................43
SECTION 7.08.         Notification...............................................................................44
SECTION 7.09.         Additional Issuances.......................................................................44
SECTION 7.10.         No Inconsistent Action.....................................................................45
SECTION 7.11.         Conditions.................................................................................45
SECTION 7.12.         Confidential Information...................................................................46
SECTION 7.13.         Cooperation................................................................................46
SECTION 7.14.         Consent of Certain Investors...............................................................46
SECTION 7.15.         Certain Actions............................................................................47
SECTION 7.16.         Financial Statements and Other Reports.....................................................48
SECTION 7.17.         Exchange of Stock Certificates.............................................................48
SECTION 7.18.         Lost, Stolen, Destroyed or Mutilated Stock Certificates....................................48
SECTION 7.19.         Books and Records..........................................................................49
SECTION 7.20.         Insurance..................................................................................49
SECTION 7.21.         Maintenance of Nasdaq SmallCap Market System Quotation Approval............................49
SECTION 7.22.         Current Information........................................................................49
SECTION 7.23.         Access to Information......................................................................49
SECTION 7.24.         Exchange Offer.............................................................................50
SECTION 7.25.         Tax Election for Buyer Sub 1 and Buyer Sub 2...............................................50
SECTION 7.26.         Actions....................................................................................50
SECTION 7.27.         Nasdaq Matters.............................................................................50

                                                    ARTICLE VIII
                                 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

SECTION 8.01.         Conditions to Each Party's Obligations.....................................................50
SECTION 8.02.         Additional Conditions to Obligations of the Company........................................52
SECTION 8.03.         Additional Conditions to Obligations of Buyer..............................................53
SECTION 8.04.         Additional Conditions to Obligations of Majority Holder....................................57

                                                     ARTICLE IX
                                                   INDEMNIFICATION

SECTION 9.01.         The Company's Indemnities to Buyer and Majority Holder.....................................59
SECTION 9.02.         Buyer's and Majority Holder's Indemnities to the Company...................................59
SECTION 9.03.         Buyer Indemnity Regarding Buyer Sub 1 and Buyer Sub 2......................................60
SECTION 9.04.         Third Party Claims; Notice and Opportunity to Defend.......................................60
SECTION 9.05.         Survival of Representations, Warranties and Covenants......................................61

                                                      ARTICLE X
                                                     TERMINATION

SECTION 10.01.        Termination................................................................................62
SECTION 10.02.        Notice.....................................................................................63
SECTION 10.03.        Effect of Termination......................................................................63
SECTION 10.04.        Termination Fee............................................................................63

                                                     ARTICLE XI
                                                 GENERAL PROVISIONS

SECTION 11.01.        Expenses of the Parties....................................................................63
SECTION 11.02.        Further Assurances.........................................................................64
SECTION 11.03.        Binding Agreement; Assignment..............................................................64
SECTION 11.04.        Entire Agreement; No Third-Party Beneficiaries.............................................64
SECTION 11.05.        Amendment; Modification....................................................................64
SECTION 11.06.        Extensions; Waivers; Remedies Cumulative...................................................64
SECTION 11.07.        Section Headings; Interpretation...........................................................65
SECTION 11.08.        Governing Law..............................................................................65
SECTION 11.09.        Notices....................................................................................65
SECTION 11.10.        No Brokers.................................................................................67
SECTION 11.11.        Public Announcements.......................................................................68
SECTION 11.12.        Exhibits and Schedules.....................................................................68
SECTION 11.13.        Enforcement; Consent to Jurisdiction.......................................................68
SECTION 11.14.        Severability...............................................................................68
SECTION 11.15.        Calculation of Capital Stock...............................................................69
SECTION 11.16.        Majority Holder Signatures.................................................................69
SECTION 11.17.        Other Matters..............................................................................69
SECTION 11.18.        Counterparts...............................................................................69

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EXHIBITS

Exhibit A         MPL License Agreement
Exhibit B         Form of Employment Agreement
Exhibit C         Registration Rights Agreement
Exhibit D         Amended and Restated Certificate of Incorporation

SCHEDULES

Schedule 3.01              Organization
Schedule 3.05              Capitalization
Schedule 3.06              Subsidiaries
Schedule 3.07              Financial Statements; No Material Adverse Change
Schedule 3.13              Litigation
Schedule 3.14              Material Agreements
Schedule 3.15              Taxes
Schedule 3.17              Intellectual Property
Schedule 3.18              Employee Matters; Benefit Plans; and Labor Relations
Schedule 3.21              Interests in Clients, Suppliers, Etc.
Schedule 3.23              Territorial Restrictions
Schedule 8.02              Opinion of Buyer's Counsel
Schedule 8.03              Opinion of Company's Counsel

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                     STOCK PURCHASE AND EXCHANGE AGREEMENT

          THIS STOCK PURCHASE AND EXCHANGE AGREEMENT (the "Agreement") is dated as of February 14, 2001 and is by and among @TRACK COMMUNICATIONS, INC., a Delaware corporation (the "Company"), MINORPLANET SYSTEMS PLC, a United Kingdom public limited company ("Buyer"), and MACKAY SHIELDS LLC, a Delaware limited liability company ("Mackay"): (a) for and on behalf of certain accounts identified in Schedule 1 as "Majority Holders" (Mackay solely on behalf of such accounts and not on its own behalf, and with such accounts being hereinafter collectively referred to as the "Majority Holder"); (b) on its own behalf in respect of (i) causing the accounts listed in Schedule 1 and not so identified (such accounts being hereinafter collectively referred to as the "Other Mackay Holders") to take the actions specified in Section 2.06,
(ii) using its commercially reasonable efforts as specified in Section 11.16, and (iii) the representations and warranties specified in the paragraph preceding Section 5.01; and (c) in respect of the agreements, covenants, conditions, rights and obligations contained herein that apply to Majority Holders, on behalf of the Other Mackay Holders that shall be deemed Majority Holders for purposes of such agreements, covenants, conditions, rights and obligations only to the extent Mackay has actual authority and control over such actions at the time such actions are to be taken (it being the understanding of all of the parties hereto that Mackay does not represent that it has or will have any authority or control over the actions of the Other Mackay Holders except as set forth in Section 1.01 under the defined term "Mackay").

                                   RECITALS

          WHEREAS, the Company desires to sell to Buyer, and Buyer desires to purchase from the Company, 10,000,000 shares (the "Purchase Shares") of the common stock, par value $0.01 per share of the Company (the "Common Stock"), all upon the terms and subject to the conditions set forth herein;

          WHEREAS, Buyer is the direct owner of 100% of the share capital of Minorplanet Limited (Co. Reg. No. 3213219) ("Buyer Sub 1"), a private limited company organized under the laws of the United Kingdom;

          WHEREAS, Buyer Sub 1 is the direct owner of 100% of the share capital of Mislex (302) Limited (Co. Reg. No. 4131647) ("Buyer Sub 2"), a private limited company organized under the laws of the United Kingdom;

          WHEREAS, prior to the consummation of the transactions contemplated by this Agreement, Buyer Sub 1 intends to license to Buyer Sub 2 an exclusive right and royalty-free license (the "MPL License"), attached hereto as Exhibit A, to market, resell, distribute and operate in North America certain vehicle management information tracking technology;

          WHEREAS, prior to the consummation of the transactions contemplated by this Agreement, Buyer Sub 1 intends to transfer (the "Transfer") all of its assets and liabilities, other than the share capital of Buyer Sub 2, to Mislex
(292) Limited (Co. Reg. No. 4072786) ("Newco"), a private limited company organized under the laws of the United Kingdom, pursuant to a Hive-Across Agreement between such parties;

          WHEREAS, immediately prior to the consummation of the transactions contemplated by this Agreement, the assets of Buyer Sub 2 will consist of assets required for the Company to further penetrate the North American marketplace, namely, the MPL License;

          WHEREAS, as a result of the Transfer, the reversionary interest in the MPL License will reside in Newco;

          WHEREAS, in order to obtain the benefits of the MPL License currently held by Buyer Sub 2 as licensee, the Company desires to purchase and acquire from Buyer 100% of the share capital of Buyer Sub 1, and Buyer desires to sell 100% of the share capital of Buyer Sub 1 to the Company in consideration for Buyer receiving therefor 140,000,000 shares (the "Technology Shares") of Common Stock, all upon the terms and subject to the conditions set forth herein;

          WHEREAS, the Company currently has outstanding $94,355,000 in principal amount of 13 3/4% Senior Notes due 2005, Series A, and 13 3/4% Senior Notes due 2005, Series B (collectively, the "Notes");

          WHEREAS, Majority Holder is the beneficial holder of Notes having the principal face amount of $65,337,000 (the "Majority Holder Notes");

          WHEREAS, the Company desires in accordance with the Exchange Ratio (as herein defined) to exchange with the Majority Holder the Majority Holder Notes for 51,934,421 shares (the "Majority Holder Shares") of Common Stock, all upon terms and subject to the conditions set forth in this Agreement;

          WHEREAS, the Other Mackay Holders are, in the aggregate, the beneficial holders of Notes having the principal face amount of $5,425,000 (the "Other Mackay Holders Notes");

          WHEREAS, the Company desires in accordance with the Exchange Ratio to exchange with the Other Mackay Holders, the Other Mackay Holders Notes for 4,312,170 shares (the "Other Mackay Holders Shares") of Common Stock, all under the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, at a time to be mutually agreed to by the Company and Buyer after the execution and delivery of this Agreement, the Company intends to commence an exchange offer (the "Exchange Offer") with the holders of the Notes (other than Majority Holder except if Majority Holder so chooses to participate in such offer as a means of delivering the Majority Holder Notes to the Company) offering to exchange Notes held by such parties for shares of Common Stock based on the Exchange Ratio, which transaction to be upon the terms and subject to the conditions of the Exchange Offer;

          WHEREAS, immediately prior to the consummation of the transactions contemplated hereby, the Company intends to effect the Reverse Stock Split (as hereinafter defined);

          WHEREAS, contemporaneously with the execution of this Agreement, the Company is delivering to Buyer and Majority Holder, and Buyer and Majority Holder are severally and not jointly delivering to the Company, disclosure statements (collectively, the "Disclosure Statement") which is comprised of certain Schedules related to the provisions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I

                                  DEFINITIONS


     SECTION 1.01. Definitions. The following terms when used in this Agreement shall have the meanings ascribed thereto:

     "$" shall mean U.S. dollars, and unless otherwise specifically provided for herein, all references to currency contained in this Agreement shall mean U.S. dollars.

     "(Pound Sterling)" shall mean Pounds Sterling being the official currency of the United Kingdom.

     "Acquisition Proposal" shall have the meaning given thereto in Section
7.15.

     "Additional Securities" shall have the meaning given thereto in Section
7.09.

     "Affiliate" of any Person shall mean any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under direct or indirect common control with, such first Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controls," "controlled by," and "under direct or indirect control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" shall have the meaning given thereto in the Preamble hereto.

     "Anti-Takeover Provision" means (i) any provision of the Certificate of Incorporation or Bylaws of the Company or any contract, agreement or plan to which the Company is a party or by which it is bound or any statutory provision enacted after the date hereof which is applicable to the Company which the Company may opt out of if the effect of such provision would be to materially delay, hinder or prevent a change in control of the Company, or
(ii) a stockholder rights plan or "poison pill," including the provisions of any preferred stock or common stock purchase rights issued pursuant thereto; provided, however, that such term shall not include any customary change of control provisions contained in employment agreements between the Company and any of its directors, officers or other employees or in any plans or agreements relating to stock options or other awards of equity securities made by the Company to any such persons.

     "Asserted Liability" shall have the meaning given thereto in Section
9.04.

     "Board" shall mean the board of directors of the Company.

     "Business Day" shall mean any day other than a Saturday, Sunday, U.S. national legal holiday, or a legal holiday under the laws of the State of Texas or the United Kingdom.

     "Buyer" shall have the meaning given thereto in the Preamble hereto.

     "Buyer Confidentiality Agreement" shall have the meaning given thereto in
Section 7.12(a).

     "Buyer Sub 1" shall have the meaning given thereto in the Recitals.

     "Buyer Sub 1 Intellectual Property Rights" shall mean the Intellectual Property Rights in and to the vehicle management information technology systems and services owned and developed by Buyer Sub 1.

     "Buyer Sub 1 Shares" shall mean all of the issued and outstanding shares of Buyer Sub 1.

     "Buyer Sub 2" shall have the meaning given thereto in the Recitals.

     "Cingular Warrants" shall mean those warrants to purchase shares of the Company's Common Stock issued to the predecessor entity of Cingular Wireless pursuant to that certain Warrant Agreement, dated September 27, 1996, by and between the Company and Cingular Wireless.

     "Cingular Wireless" shall mean Cingular Wireless LLC.

     "Class B Common Stock" shall mean the Class B Common Stock of the Company, par value $0.01 per share.

     "Closing" shall mean the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Section 2.05.

     "Closing Date" shall mean the date selected in accordance with the provisions of Section 2.05 and on which Closing occurs.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" shall have the meaning given thereto in the Recitals.

     "Company" shall have the meaning given thereto in the Preamble hereto.

     "Company Losses" shall have the meaning given thereto in Section 9.02.

     "Company Option Plan" shall have the meaning given thereto in Section
3.05.

     "Company Permits" shall have the meaning given thereto in Section 3.12.

     "Delaware Business Combination Statute" shall mean Section 203 of the
DGCL.

     "DGCL" shall mean the Delaware General Corporation Law, as amended from time to time.

     "Disclosure Statement" shall have the meaning given thereto in the Recitals.

     "Employment Agreement" shall mean, as applicable, the individual employment agreements, dated as of the Closing Date, to be entered into by each of Jana A. Bell, Todd A. Felker, Pierre H. Parent, W. Michael Smith, C. Marshall Lamm, Robert LaMere and J. Raymond Bilbao and the Company, each substantially in the form of Exhibit B, and "Employment Agreements" shall mean, collectively, all such agreements.

     "Environment" shall have the meaning given thereto in Section 4.17.

     "Environmental Laws" shall have the meaning given thereto in Section
3.19.

     "ERISA" shall have the meaning given thereto in Section 3.18(a).

     "ERISA Affiliate" shall have the meaning given thereto in Section
3.18(a).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Exchange Offer" shall have the meaning given thereto in the Recitals. The terms of the Exchange Offer shall include (without limitation) with respect to each exchanging Holder of Notes: (i) the waiver of interest contemplated by Section 2.04 (read to be applicable to all Holders of Notes so participating), and (ii) the rights and benefits provided under the Registration Rights Agreement.

     "Exchange Ratio" shall have the meaning given thereto in Section 2.03.

     "Existing Line of Business" shall mean a facilities based, enhanced service provider that offers fleet management and/or status or information about vehicles and/or location capabilities through mobile communications service.

     "Financial Statements" shall have the meaning given thereto in Section
3.07.

     "GAAP" shall mean generally accepted accounting principles in effect in the United States of America from time to time, applied on a consistent basis during the periods involved.

     "Governmental Authority" shall mean any nation or government, whether federal, state, foreign or local, or any other political subdivision thereof, or any agency or instrumentality of any such governmental or political subdivision, or any other Person, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. For purposes of this Agreement, the term "Governmental Authority" shall include the NASD and Nasdaq and any stock exchange or listing authority of the United Kingdom.

     "Hamilton Warrant" shall mean those warrants issued pursuant to that certain Investor Relations Services Agreement, dated as of March 31, 2000, by and between the Company and N.D. Hamilton Associates, Inc.

     "Hazardous Materials" shall have the meaning given thereto in Section
3.19.

     "Holders" shall mean all Persons holding any of the Notes, including the Majority Holder.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Indemnifying Party" shall have the meaning given thereto in Section
9.04.

     "Indemnitee" shall have the meaning given thereto in Section 9.04.

     "Indenture" shall mean that certain Indenture, dated as of September 23, 1997, by and among HighwayMaster Communications, Inc., HighwayMaster Corporation (each such party being a predecessor in interest to the Company), and The Chase Manhattan Bank National Association, (such party being a predecessor in interest to Texas Commerce Bank National Association), as trustee, relating to the Notes, as such Indenture has been amended.

     "Institutional Warrants" shall mean those warrants issued pursuant to that certain Warrant Agreement, dated September 23, 1997, by and among the Company, Bear, Stearns & Co., and Smith Barney Inc. that were issued in conjunction with the issuance of the Notes.

     "Intellectual Property Rights" shall have the meaning given thereto in
Section 3.17.

     "Inland Revenue" shall mean Her Majesty's Inland Revenue Service.

     "Investor Directors" shall have the meaning given thereto in Section
6.01(a).

     "knowledge" shall mean the terms "knowledge" or "aware" and any derivations thereof and, when applied to any party to this Agreement, shall refer to the knowledge and awareness, as the case may be, which such party or, if applicable, any director or officer thereof (or consultant performing similar functions) has or reasonably could have had, given such party's official position and after commercially reasonable inquiry of the other directors, officers, and employees of such party who would have reason to know of such facts and information.

     "licenses" shall mean, when applied to any party to this Agreement, all consents, approvals, orders, rights, licenses, permits and other authorizations, if any, issued by any Governmental Authority in connection with the conduct of the business or operation of such Person, together with any additions thereto (including renewals or modifications of licenses and applications therefor) as may be made by such Person in the ordinary course between the date hereof and the Closing Date.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, charges, encumbrance, claim, easement, transfer restriction, lien (statutory or otherwise) or security agreement of any kind or nature whatsoever.

     "Mackay" shall have the meaning given thereto in the Preamble. Mackay is investment advisor to each Majority Holder and each of the Other Mackay Holders. Mackay is authorized by each Majority Holder to execute and deliver agreements and other documents in its name and on its behalf in connection with investments directed by Mackay and, accordingly, Mackay is executing and delivering this Agreement solely in the name and on behalf of each Majority Holder (and not on its own behalf) except to the limited extent set forth in subsection (b) of the Preamble hereto. Mackay is not authorized to execute and deliver agreements and other documents in the name or on behalf of any Other Mackay Holders and, accordingly, Mackay is executing and delivering this Agreement in respect of Other Mackay Holders only to the limited extent set forth in subsection (c) of the Preamble hereto. This Agreement shall be read and construed consistent with the foregoing.

     "Majority Holder" shall have the meaning given thereto in the Preamble hereto.

     "Majority Holder Notes" shall have the meaning given thereto in the Recitals.

     "Majority Holder Shares" shall have the meaning given thereto in the Recitals.

     "Material Adverse Effect" shall mean a material adverse effect on the condition (financial or otherwise), liabilities, business, assets, or results of operations of the party with respect to which such term is used, other than any effects arising out of or resulting from changes affecting the economy or financial conditions generally or from the transactions contemplated hereby.

     "Material Agreements" shall have the meaning given thereto in Section 3.14(a).

     "MPL License" shall have the meaning given thereto in the Recitals.

     "NASD" and "Nasdaq" shall mean the National Association of Securities Dealers, Inc. and the Nasdaq SmallCap Market, respectively.

     "Newco" shall have the meaning given thereto in the Recitals.

     "Notes" shall have the meaning given thereto in the Recitals.

     "Order" shall have the meaning given thereto in Section 8.01(b).

     "Other Mackay Holders" shall have the meaning given thereto in the Preamble hereto.

     "Other Mackay Holders Notes" shall have the meaning given thereto in the Recitals.

     "Other Mackay Holders Shares" shall have the meaning given thereto in the Recitals.

     "Permitted Liens" shall mean (i) mechanics', carriers', repairmen's, landlord's, or other like Liens arising or incurred in the ordinary course of business, (ii) Liens arising under original purchase price conditioned sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice, (iii) statutory Liens for Taxes not yet due and payable, and (iv) other encumbrances or restrictions or imperfections of title which do not materially impair the continued use and operation of the assets to which they relate.

     "Person" shall mean an individual, corporation, partnership, joint venture, joint stock company, association, trust, business trust, unincorporated organization, Government Authority, or any other entity of whatever nature.

     "PBGC" shall have the meaning given thereto in Section 3.18(b)

     "Plan" or "Plans" shall have the meaning given thereto in Section
3.18(a).

     "Pollution of the Environment" shall have the meaning given thereto in
Section 4.17.

     "Preferred Stock" shall have the meaning given thereto in Section 3.05.

     "Proxy Statement" shall have the meaning given thereto in Section 3.10.

     "Purchase Shares" shall have the meaning given thereto in the Recitals.

     "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, to be dated as of the Closing Date, by and between the Company, Buyer, and Majority Holder substantially in the form of Exhibit C.

     "Related Party" shall have the meaning given thereto in Section 3.22.

     "Reverse Stock Split" shall have the meaning given thereto in Section 8.03(u).

     "SEC" shall mean the U.S. Securities and Exchange Commission or its successor.

     "SEC Reports" shall have the meaning given thereto in Section 3.08.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Shares" shall mean, collectively, the Purchase Shares, the Technology Shares and the Majority Holder Shares and Other Mackay Holders Shares.

     "Signing Percentage" shall have the meaning given thereto in Section
11.16.

     "1996 Stockholders Agreement" shall mean that certain Amended and Restated Stockholders Agreement, dated as of September 27, 1996, by and among the Company, Southwestern Bell Wireless Holdings, Inc., Carlyle-HighwayMaster Investors, L.P., Erin Mills International Investment Corporation and the other persons named therein.

     "Stockholders Meeting" shall have the meaning given thereto in Section
7.03.

     "Stupka Option" shall mean the Option Agreement, dated June 22, 1998, by and between the Company and John T. Stupka.

     "Subscription Notice" shall have the meaning given thereto in Section
7.09.

     "Subsidiary" or "Subsidiaries" shall mean as to any Person, any other Person of which at least 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such first Person.

     "Superior Proposal" shall have the meaning as given thereto in Section 7.15(b).

     "Tax Returns" shall have the meaning given thereto in Section 3.15(a).

     "Taxes" shall mean all taxes, charges, fees, premiums, customs, duties, levies, whether accrued or otherwise, including, but not limited to, income, alternative or add-on minimum tax, gross receipts, excise, property, ad valorem, value added, sales, transfer, license, payroll, employment severance, profits, use, occupancy, stamp, capital stock, environmental, franchise taxes and any similar taxes, fees or charges and any taxes required by any law to be withheld, which taxes are imposed by the United States or any state, local or foreign government (including without limitation the United Kingdom) or subdivision or agency thereof; and such term shall include any interest, penalties, or additions to tax whether assessed or not.

     "Technology Shares" shall have the meaning given thereto in the Recitals.

     "Transfer" shall have the meaning given thereto in the Recitals.

     "Voting Power Ownership Percentage" means the percentage ownership calculated by dividing (i) the aggregate number of votes in the election of directors to which all shares of Common Stock or other voting securities of the Company owned by the applicable Person or Persons are entitled, howsoever and whenever acquired, by (ii) the aggregate number of votes in the election of directors to which all issued and outstanding voting securities of the Company are entitled, provided that voting securities issuable upon exercise or conversion of options, warrants or other securities or rights shall not be included for this purpose; and provided further that restricted stock of the Company which is not treated by the Company as outstanding shall not be included for this purpose.

                                  ARTICLE II

                           THE TRANSACTIONS; CLOSING


     SECTION 2.01. Purchase and Sale of Purchase Shares; Consideration. The Company and Buyer agree that, at the Closing, and subject to the terms and conditions contained in this Agreement, the Company shall issue and sell to Buyer, and Buyer shall purchase and acquire from the Company, the Purchase Shares. As consideration for the Purchase Shares, Buyer shall, at the Closing, pay to the Company the sum of ten million U.S. dollars ($10,000,000) in immediately available funds, which funds shall be paid by wire transfer to an account on behalf of the Company, the details about which account the Company shall provide to Buyer not less than two Business Days prior to the Closing Date. The Company and Buyer hereby acknowledge and agree that the Purchase Shares shall be issued in a transaction exempt from registration under the Securities Act by virtue of Section 4(2) thereof, and under applicable state securities laws, and accordingly will be regarded as restricted securities as such term is defined in the Securities Act.

     SECTION 2.02. Purchase and Sale of Buyer Sub 1 Shares; Consideration. The Company and Buyer agree that, at the Closing, and subject to the terms and conditions contained in this Agreement, Buyer shall sell, transfer, and deliver to the Company, and the Company shall purchase and acquire from Buyer, the Buyer Sub 1 Shares. As consideration for the sale of the Buyer Sub 1 Shares, the Company shall, at the Closing, issue, transfer, and deliver to Buyer the Technology Shares. The Company and Buyer hereby acknowledge and agree that the Technology Shares shall be issued in a transaction exempt from registration under the Securities Act by virtue of Section 4(2) thereof, and under applicable state securities laws, and accordingly will be regarded as restricted securities as such term is defined in the Securities Act.

     SECTION 2.03. Exchange of Notes. The Company and Majority Holder agree that, at the Closing, and subject to the terms and conditions contained in this Agreement, in exchange for Majority Holder (i) delivering and surrendering to the Company certificates or instruments representing the Majority Holder Notes, and (ii) waiving any interest that has accrued on the Majority Holder Notes after December 15, 2000, the Company shall (x) issue and deliver to Majority Holder 794.87 shares of Common Stock (rounded down to the nearest whole number) for each increment of $1,000 in principal amount (the "Exchange Ratio") evidenced by the Majority Holder Notes, and (y) pay Majority Holder cash in an amount equal to the accrued and unpaid interest on each outstanding Majority Holder Note up to and including December 15, 2000, which payment shall be made in immediately available funds and be wired to an account of Majority Holder, the details about which account Majority Holder shall provide to the Company not less than two Business Days prior to the Closing Date. Upon delivery to Majority Holder of the stock certificate or certificates representing the Majority Holder Shares, the Company shall cause the certificates representing the Majority Holder Notes to be canceled whether or not such certificates were delivered to the Company by Majority Holder, and such canceled Majority Holder Notes and the certificate representing such canceled Majority Holder Notes shall be deemed to be extinguished, null and void and canceled without any further action being required by the Company or any other party. The Company and Majority Holder hereby agree that the Majority Holder Shares shall be issued in a transaction exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, and under applicable state securities laws. In addition, the Majority Holder Shares shall be issued in a transaction exempt from registration under the Securities Act by virtue of Section 4(2) thereof, and under applicable state securities laws, and accordingly, to the extent the Section 3(a)(9) exemption is not available, will be regarded as restricted securities as such term is defined in the Securities Act.

     SECTION 2.04. Waiver of Interest Payment. Majority Holder agrees that, only as to Majority Holder, the Company's failure to pay to Majority Holder the interest payment otherwise required to be paid to Majority Holder under the terms of the Indenture on or prior to March 15, 2001 shall not constitute and shall not be deemed to constitute a default or event of default under the Indenture or give rise to any rights or remedies of Majority Holder against the Company under the terms of the Indenture. The Company and Majority Holder agree that if for any reason the transactions contemplated hereby between the Company and Majority Holder are not consummated, or this Agreement is terminated in accordance with its terms, the portion of the interest payment under the Indenture that is otherwise due and payable to Majority Holder on March 15, 2001 shall become due and payable to Majority Holder on the later of
(x) March 15, 2001, or (y) thirty (30) days after the date the Agreement is terminated. Majority Holder further agrees that, in the event that this Agreement is terminated after March 15, 2001 and the Company is required to make the interest payment contemplated by this Section 2.04 after March 15, 2001, such failure to pay such interest in accordance with the terms of the Indenture shall not constitute and shall not be deemed to constitute a default, event of default, or breach of any kind under the Indenture or give rise to any rights or remedies against the Company, and Majority Holder hereby waives, and agrees that it shall not make, any such claim or seek any additional interest on or with respect to the March 15, 2001 interest payment. The Company and Majority Holder further agree that if the transactions contemplated hereby are consummated at any time after April 30, 2001, the Company shall be obligated to pay to Majority Holder the portion of the interest payment under the Indenture accruing on a daily basis as to the Majority Holder Notes after April 30, 2001, which payment shall become due and payable by the Company to Majority Holder thirty (30) days after the date the Agreement is consummated.

     SECTION 2.05. Closing. The Closing shall take place at the offices of Brown & Wood LLP, One World Trade Center, New York, New York at 10:00 a.m. (Eastern Standard Time), and shall take place on a date agreed upon and designated by Buyer and Majority Holder upon at least three (3) Business Days prior written notice to the Company after the last of the conditions specified in Article VIII shall have been satisfied, and not later than ten (10) Business Days after such conditions have been satisfied, or on such other date and at such other place as may be mutually agreed upon in writing by the Company, Buyer and Majority Holder; provided, however, that such date shall not be later than June 30, 2001. In the event that the Closing does not occur on the scheduled date therefor by reason of the failure of any condition in
Article VIII, any rescheduling of the Closing agreed to by the parties hereto shall occur in accordance with this Section 2.05, but in no event on a date later than June 30, 2001.

     SECTION 2.06. Closing Delivery Matters. The parties agree that, solely for purposes of delivering to the Company the Majority Holder Notes and the Notes held by the Other Mackay Holders in an orderly and administratively efficient manner, Mackay, Majority Holder, and the Other Mackay Holders shall be permitted to deliver such securities to the Company by way of, and in accordance with, the delivery requirements to be set forth in the Exchange Offer contemplated by Section 7.24. The parties further agree that, in the event that the Exchange Offer is terminated or not completed in accordance with its terms, Mackay and Majority Holder shall be required and obligated to deliver the Majority Holder Notes and Mackay shall cause the Other Mackay Holders to deliver the Other Mackay Holders Notes to the Company as part of the Closing in accordance with the terms of this Agreement.

                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


          The Company hereby represents and warrants to each of Buyer and Majority Holder as follows:

     SECTION 3.01. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate, and lease its properties and to conduct its business substantially as now being conducted. The Company is duly qualified as a foreign corporation and is in good standing in the jurisdictions listed on Schedule 3.01, which are the only jurisdictions in which the character or location of the assets or properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where failure to be so qualified or to be in good standing has not had or would not have a Material Adverse Effect on the Company or on the ability of the Company to consummate the transactions contemplated hereby. The Company has all requisite power and authority, corporate or otherwise, to enter into this Agreement and, subject to the approval by the stockholders of the Company and Cingular Wireless of the transactions contemplated hereby, and the receipt of all requisite regulatory approvals, approval of Governmental Authorities, and the expiration of any applicable waiting periods, and the obtaining of other consents and waivers specified herein, to consummate the transactions contemplated hereby.

     SECTION 3.02. Authorization; Enforceability. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby, have been duly approved and authorized by the Board, and all necessary corporate action on the part of the Company has been taken subject to the approval of the transactions contemplated hereby by the stockholders of the Company, and such authorization has not been withdrawn or amended in any manner. No other corporate action other than the obtaining of the consents and waivers specified herein is necessary for the authorization, execution, delivery and performance by the Company of this Agreement or any other agreement or document executed or to be executed by the Company in connection herewith, or the consummation by the Company of the transactions contemplated hereby and thereby. When duly authorized, executed and delivered by Buyer and Mackay on behalf of Majority Holder, this Agreement and all such other documents or instruments shall constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 3.03. Non-Contravention. The execution, delivery and performance of this Agreement by the Company and each of the other documents and instruments required to be entered into pursuant to this Agreement by the
Company: (a) will not violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Company, other than any such violations or conflicts that may result as a result of the entering into of this Agreement on the date hereof, prior to the Certificate of Incorporation being amended as contemplated by this Agreement, and which violations or conflicts will be cured as of the Closing, (b) will not conflict with or constitute a violation by the Company of any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any Governmental Authority applicable to the Company or by which the Company's assets are bound, the enforcement of which would have a Material Adverse Effect on the Company's assets or its ability to perform its obligations under this Agreement or ability to consummate the transactions contemplated hereby, (c) will not, either alone or with the giving of notice or the passage of time, or both, modify, violate, conflict with, constitute grounds for termination of, or accelerate the performance required by, or result in a material breach or default of the terms, conditions or provisions of, any contract, agreement, note, bond, mortgage, indenture, (other than the transactions as to which any such violation or conflict will be cured prior to Closing) deed of trust, license, franchise, permit, commitment, waiver, exemption, order, obligation, lease, sublease, undertaking, agreement, offer, or other instrument, which violation, conflict, termination, acceleration, breach or default would have a Material Adverse Effect on the Company's assets or the Company's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, and (d) will not result in the creation of or imposition of (or the obligation to create or impose) any Lien on any of the Company's assets.

     SECTION 3.04. Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby except for: (i) the filing by the Company of the Proxy Statement with the SEC for use in connection with the Stockholders Meeting to approve the transactions contemplated hereby, (ii) the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State and the acceptance thereof, (iii) any required filings, approvals, or no-action letters with or from state securities authorities, (iv) any filings required under the HSR Act, (v) any filings required by the U.K. Listing Rules and/or the U.K. Companies Act 1985, and comments, waivers or approvals obtained with respect to all of the foregoing.

     SECTION 3.05. Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, (ii) 1,000 shares of Class B Common Stock and (iii) 20,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of February 14, 2001, there were 25,326,829 shares of Common Stock issued and outstanding, 1,000 shares of Class B Common Stock issued and outstanding, all of which are held by Cingular Wireless, and no shares of Preferred Stock issued and outstanding. All such issued and outstanding shares of Common Stock and Class B Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved for issuance (w) 5,000,000 shares of Common Stock issuable upon exercise of the Cingular Warrants, (x) 1,600,000 shares of Common Stock issuable upon conversion of the Class B Common Stock beneficially owned by Cingular Wireless for Common Stock, (y) 820,750 shares of Common Stock issuable upon exercise of the Institutional Warrants, and (z) 196,695 shares of Common Stock issuable upon exercise of options granted under its 1994 Amended and Restated Stock Option Plan (the "Company Option Plan"). The Company has not reserved for issuance the 8,000 shares of Common Stock issuable upon exercise of the Hamilton Warrant, and the Company has not reserved for issuance the 3,798 shares of Common Stock issuable upon exercise of the Stupka Option. The Company has 311,997 shares of Common Stock in treasury. Except as set forth above, no shares of capital stock are reserved for issuance. Except as set forth in Schedule 3.05, there are no outstanding or existing options, warrants, rights (including preemptive rights), calls, subscriptions, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company. Except as disclosed on
Schedule 3.05, and with the exception of the Registration Rights Agreement, the Company has not granted or agreed to grant any rights relating to the registration of its securities under applicable federal and state securities laws, including piggyback rights, and the consummation of the transactions contemplated by this Agreement will not trigger any anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, warrants, calls, contracts, preemptive rights, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatsoever under which the Company is or may be obligated to issue or acquire its capital stock. Assuming issuance of the Shares on February 14, 2001, Buyer would own as of such date 57.8% of the fully diluted common equity of the Company and 64.3% of the common equity of the Company assuming conversion of the Class B Common Stock, but not the exercise of any warrants or options of the Company, and the Majority Holder and the Other Mackay Holders would own in the aggregate as of such date 21.7% of the fully diluted common equity of the Company and 24.1% of the common equity of the Company assuming conversion of the Class B Common Stock, but not the exercise of any warrants or options of the Company.

     SECTION 3.06. Subsidiaries. Set forth on Schedule 3.06 is the name of the Company's Subsidiary, which is the sole subsidiary of the Company. Such Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as set forth in such schedule), and has all requisite power and authority to own its property and to conduct its business substantially as now being conducted. Set forth on Schedule 3.06 is a list of jurisdictions in which such Subsidiary is qualified as a foreign limited liability company and such Subsidiary is in good standing in each jurisdiction where it is so qualified. Such jurisdictions are the only jurisdictions in which the character or location of the properties owned or leased by such Subsidiary, or the nature of the business conducted by such Subsidiary, make such qualification necessary. All of the issued and outstanding membership interests of such Subsidiary are (i) duly and validly authorized and issued, (ii) fully paid and nonassessable,
(iii) owned, of record and beneficially, by the Company, and (iv) free and clear of all Liens, encumbrances, equities, options or claims whatsoever, including preemptive rights. No membership interests of such Subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the membership interests of such Subsidiary, or pursuant to which such Subsidiary is or may become obligated to issue or exchange any membership interests of such Subsidiary. Except for the Subsidiary listed on Schedule
3.06 neither the Company nor such Subsidiary owns, directly or indirectly, any capital stock or other economic, equity or ownership or proprietary interest in any other Person. Except as listed on Schedule 3.06, and except as contemplated hereby, the Company is not party to any partnership agreement, stockholders agreement, voting agreement or joint venture agreement with any other Person.

     SECTION 3.07. Financial Statements; No Material Adverse Change. (a) The financial statements of the Company included in its Annual Report on Form 10-K of the SEC for the fiscal years ended December 31 for each of 1999, 1998, and 1997, and its Quarterly Reports on Form 10-Q of the SEC for the fiscal quarters ended March 31, June 30, and September 30, 2000 (collectively, the "Financial Statements") comply as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the periods covered thereby (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC, or for normal year-end adjustments), and fairly present in all material respects the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended, and are derived from the books and records of the Company, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Except as disclosed in Schedule 3.07, since December 31, 1999, there has not been any declaration, setting aside or payment of a dividend or other distribution with respect to shares of capital stock of the Company, except for dividends distributed to stockholders in the ordinary course of business, nor has there been any material change in accounting methods or practices by the Company.

     (b) Since December 31, 1999, except as set forth on Schedule 3.07 and as disclosed in the SEC Reports filed prior to the date hereof, and except for the execution, delivery and performance of this Agreement and any other agreements to be entered into or contemplated hereby and the transactions contemplated hereby and thereby, (A) the Company has not incurred any obligations, contingent or non-contingent liabilities, liabilities for Taxes, levies, Liens, claims or other charges, long-term leases or unusual forward or long-term commitments (whether absolute, accrued, contingent or otherwise, known or unknown, whether due or to become due, or whether or not required by GAAP to be reflected in a balance sheet of the Company or disclosed in the notes thereto), except liabilities and obligations that (x) are adequately accrued or reserved against in the Financial Statements or disclosed in the notes thereto, (y) were incurred after December 31, 1999 in the ordinary course of business and consistent with past practice, or (z) have been discharged or paid in full, (B) no contract, lease or other agreement or instrument has been entered into or terminated by the Company or has become binding upon the Company or its assets which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company taken as a whole, or the ability of the Company to consummate the transactions contemplated hereby, (C) the Company is not in default, and to the Company's knowledge no third party is in default, under any Material Agreement which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby, (D) the business of the Company has been operated in the usual and ordinary course consistent with past practice, (E) except as set forth in Schedule 3.07, no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect on the Company taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby, except to the extent resulting from any changes in general economic conditions in the United States, (F) there has not been (i) any damage, destruction or casualty loss, whether covered by insurance or not, that, after application of insurance proceeds received or to be received, if any, has had a Material Adverse Effect on the Company, or (ii) other than increases granted and approved by the Compensation Committee of the Board for the officers of the Company in 2000 and on February 6, 2001, as to which such increase Buyer has been informed, any increase in the rate or terms of compensation payable or to become payable by the Company to the officers of the Company, or modification to the welfare or employee benefit plans.

     SECTION 3.08. SEC Reports. The Company has timely filed all forms, schedules, registration statements, proxy statements, reports and documents required to be filed by it with the SEC since January 1, 1996 (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports, after giving effects to any amendments or supplements thereto filed prior to the date hereof, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, applicable to such SEC Reports. None of the SEC Reports when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained (or, if filed after the date hereof, will contain) any untrue statement of a material fact or omitted (or, if filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.09. Other Corporate Action. The Board, at a meeting duly called (or for which notice was duly waived by all directors of the Company) and held on February 10, 2001, has by resolution (i) approved the entering into of the transactions contemplated by this Agreement and the consummation thereof, and
(ii) specifically exempted Buyer and Majority Holder and their respective current and future Affiliates, associates, and transferees from any Anti-Takeover Provision and from having Section 203 et. seq. of the DGCL applied to such parties with regard to a "business combination" (as such term is defined in Section 203(c) of the DGCL) involving the Company. Such resolution referred to in clause (ii) hereof constitutes approval of such transactions by the Board for purposes of any Anti-Takeover Provision and of the provisions of Section 203 of the DGCL, and constitutes all actions necessary to ensure that all Anti-Takeover Provisions and the restrictions contained in Section 203 of the DGCL, to the fullest extent permitted by
Section 203, will not apply to such aforementioned parties in connection with or after the consummation of the transactions contemplated hereby, and under all Anti-Takeover Provisions and to the fullest extent permitted by Section 203, there shall be no restriction on the ability of such aforementioned parties to vote the Shares being acquired hereunder for any purpose or be restricted by Section 203 et. seq. from entering into a "business combination." To the Company's knowledge, no other state takeover statute is applicable to the transactions contemplated by this Agreement and/or the consummation of the transactions contemplated hereby.

     SECTION 3.10. Proxy Statement. The proxy statement described in Section 7.04, including any amendments or supplements thereto (the "Proxy Statement"), shall not, at the time filed with the SEC, at the time mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information provided by Buyer, Mackay, Majority Holder or the Other Mackay Holders or their respective Affiliates, officers, directors, employees and agents specifically for use in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     SECTION 3.11. Issuance, Sale and Delivery of the Shares. When issued and paid for in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any Liens, other than restrictions on transfer under state and/or federal securities laws. The sale and/or exchange of the Shares is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

     SECTION 3.12. Compliance with Laws; Permits. The business of the Company and its Subsidiary has been and is being conducted in compliance in all respects with all laws, ordinances and regulations of Governmental Authorities, including, without limitation, federal and state securities laws, laws and regulations relating to financial statements and reports, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by the Company and its Subsidiary, except as any such non-compliance would not have a Material Adverse Effect on the Company and its Subsidiary taken as a whole. Each of the Company and its Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for it to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits") and no suspension, revocation or cancellation of any of the Company Permits is pending or, to the knowledge of the Company or its Subsidiary, threatened, except to the extent that failure to possess the same would not have a Material Adverse Effect on the Company and its Subsidiary taken as a whole or on the ability of the Company to consummate the transaction contemplated hereby.

     SECTION 3.13. Litigation. Except as disclosed on Schedule 3.13, there is no action, suit, claim, investigation, review, or proceedings, legal, quasi-legal, administrative or otherwise, pending or, to the knowledge of the Company or its Subsidiary, threatened against the Company or its Subsidiary or any property or assets of the Company or its Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority. Neither the Company nor its Subsidiary is subject to any judgment, order, writ, injunction or decree of any arbitrator, court or Governmental Authority, and there are no unsatisfied judgments against the Company or its Subsidiary.

     SECTION 3.14. Material Agreements. (a) Schedule 3.14 contains a true and complete list of each contract, agreement, lease, or deed that is material to the business or operation of the Company or its Subsidiary (the "Material Agreements"). Complete copies of each Material Agreement including all amendments thereto have been furnished to or made available to Buyer.

     (b) Each Material Agreement listed on Schedule 3.14 is in full force and effect and is a valid and binding obligation of the Company or its Subsidiary, as applicable, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth on Schedule 3.14, each of the Company and its Subsidiary has complied in all material respects with all such Material Agreements and there has been and will continue to be no material violation, material breach or default by the Company or its Subsidiary under such agreements (or an event which, with notice or lapse of time or both, would constitute a default). Neither the Company nor its Subsidiary knows (or has any reason to know) of any material violation, material breach or default by any other party to any of the Material Agreements. Except as set forth on
Schedule 3.14, neither the Company nor its Subsidiary is bound by (i) any agreement, contract or material commitment relating to the employment of any person by the Company or its Subsidiary, or any bonus, deferred compensation, pension, profit sharing, stock option, stockholder, employee stock purchase, retirement or other employee benefit plan, (ii) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (iii) any agreement, contract or commitment relating to capital expenditures other than those entered into the ordinary course and involving less than $100,000, (iv) any loan or advance to, or investment in, any other Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment other than advances made in the ordinary course for a bona fide business purpose, (v) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other Person, other than guarantees made in the ordinary course for a bona fide business purpose (vi) any management service, consulting or any other similar type contract, other than technical service consulting agreements and other agreements otherwise terminable on 90 days notice or involving payment in excess of $50,000 per annum, (vii) any agreement, contract or commitment limiting the freedom of the Company or its Subsidiary to engage in any line of business or to compete with any other Person, (viii) any agreement, contract or commitment not entered into in the ordinary course of business and which is not cancelable without penalty within 30 days, or (ix) any agreement, contract or commitment which would reasonably be expected to have a Material Adverse Effect on the business or operations of the Company and its Subsidiary taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby.

     SECTION 3.15. Taxes. (a) Except as set forth on Schedule 3.15: (i) all Tax Returns required to be filed by or on behalf of the Company or its Subsidiary have been or will be timely filed, (ii) all such Tax Returns that have been filed are complete and correct in all material respects, and all Taxes due with respect to taxable periods covered by such Tax Returns have been paid, (iii) no written claim (other than a claim that has been finally settled) has been made by a taxing authority that either the Company or its Subsidiary is subject to an obligation to file Tax Returns or to pay or collect Taxes imposed by any jurisdiction in which the Company or its Subsidiary do not file Tax Returns or pay or collect Taxes, other than any such claim that would not have a Material Adverse Effect on the Company and its Subsidiary taken as a whole or for which adequate reserves have been provided on the Financial Statements, (iv) there is no deficiency with respect to any Taxes, other than any such deficiency for which adequate reserves have been provided on the Financial Statements, and (v) all material assessments for Taxes due with respect to completed and settled examinations or concluded litigation have been paid which, individually or in the aggregate, exceed $25,000. As used in this Agreement, "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes.

     (b) Except as set forth on Schedule 3.15, each of the Company and its Subsidiary has duly and timely withheld all Taxes required to be withheld in connection with its business and assets, and such withheld Taxes have been either duly and timely paid to the proper Governmental Authorities or properly set aside in accounts for such purpose.

     (c) Except as set forth on Schedule 3.15, (i) neither the Company nor its Subsidiary is a party to or bound by or subject to any obligation under any Tax allocation, sharing, indemnification or similar agreement or arrangement with any Person, which might result in a Material Adverse Effect on the Company, and (ii) neither the Company nor its Subsidiary is or has been at any time a member of any group of companies filing a consolidated, combined or unitary income tax return other than any such group the common parent of which is the Company.

     (d) Except as set forth on Schedule 3.15, (i) all taxable periods of the Company and its Subsidiary ending before December 31, 1996 are closed or no longer subject to audit, (ii) neither the Company nor its Subsidiary is currently under any audit by any taxing authority as to which such taxing authority has asserted in writing any claim which, if adversely determined, could have a Material Adverse Effect on the Company and its Subsidiary taken as a whole, and (iii) no waiver of the statute of limitations is in effect with respect to any taxable year of the Company or its Subsidiary.

     SECTION 3.16. Insurance. Except as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiary taken as a whole, each of the Company and its Subsidiary has in effect insurance coverage, including directors and officers' liability insurance, with financially sound and reputable insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by companies and their subsidiaries comparable in size and operations to the Company or its Subsidiary, as applicable.

     SECTION 3.17. Intellectual Property. (a) Schedule 3.17 contains a list of all material copyrights, trademarks, service marks, trade names, licenses, patents, permits, jingles, privileges, internet domain names, trade dress, trade secrets, mask works, designs, computer programs, know-how, and other similar intangible property rights and interests (collectively, "Intellectual Property Rights") applied for by, issued to, registered in the name of, or owned by, the Company or its Subsidiary, or under which the Company and its Subsidiary are licensed or franchised, and used in the conduct of the business and operation of the Company and its Subsidiary. To the knowledge of the Company, the operation of the business of the Company and its Subsidiary does not, and except as identified on Schedule 3.17 the Company and its Subsidiary have not received any notice from any Person claiming that the business of the Company or its Subsidiary does infringe or misappropriate the Intellectual Property Rights of any Person, violate any export control law or regulation, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or trade practices under any applicable laws.

     (b) No judicial or administrative finding, whether preliminary, interim, or final, has been made or issued, that any of the patents owned by the Company or its Subsidiary is invalid, in whole or in part, or that the Company or its Subsidiary has infringed any patent or patent rights of any third party. None of the Company's or its Subsidiary's owned Intellectual Property, and to the knowledge of the Company none of the other Intellectual Property used by the Company, is subject to any outstanding decree, order, judgment or stipulation restricting in any manner its exploitation or use by the Company or its Subsidiary.

     (c) Except as set forth on Schedule 3.17, to the knowledge of the Company, no Person is infringing or misappropriating any Intellectual Property Rights owned or licensed by the Company or its Subsidiary or engaging in other conduct that may diminish or undermine such Intellectual Property Rights, including, without limitation, the disclosure of confidential information of the Company or its Subsidiary, except for any such infringements or misappropriations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiary taken as a whole.

     (d) Except as set forth on Schedule 3.17, the Intellectual Property Rights owned by the Company and its Subsidiary material to the Company and its Subsidiary taken as a whole have been duly registered with, filed in or issued by, as the case may be, the appropriate filing offices, domestic or foreign, to the extent necessary or reasonably desirable to ensure usual and customary protection for the Intellectual Property Rights in the relevant jurisdiction under any applicable law, and the same remain in full force and effect. Each of the Company and its Subsidiary has taken all necessary actions to ensure usual and customary protection for the Intellectual Property Rights in the relevant jurisdiction of the Intellectual Property Rights (including maintaining the secrecy of all confidential intellectual property) under any applicable law.

     (e) Except as set forth in Schedule 3.17, all Intellectual Property Rights used by each of the Company and its Subsidiary in connection with its business are the sole property of the Company and its Subsidiary, as applicable, and, to the knowledge of the Company, no third party has any right to, ownership of, or other encumbrance upon any such Intellectual Property Rights except as otherwise or in the Schedules hereto. The existence or exercise of any such third party rights does not and could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiary taken as a whole. To the Company's knowledge, except as set forth on Schedule 3.17, no Intellectual Property Rights owned by a third party are necessary for the Company or its Subsidiary to practice or commercially exploit its Intellectual Property Rights, including without limitation the design, manufacture, sale, offering for sale, use, or distribution of the goods, products, and services of the Company or its Subsidiary.

     (f) All Intellectual Property Rights purported to be owned by each of the Company and its Subsidiary which were developed, worked on or otherwise held by any employee, officer, consultant, or other person are owned free and clear by the Company or its Subsidiary, as applicable, by operation of law or have been validly assigned to the Company or its Subsidiary, as applicable. All services provided to the Company or its Subsidiary by non-employees with respect to the creation, modification or improvement of any Intellectual Property Rights purported to be owned by the Company or its Subsidiary (including, without limitation, software, hardware, patentable inventions, and copyrightable works) have been performed pursuant to agreements with the Company and/or its Subsidiary that assign to the Company and/or its Subsidiary ownership of such Intellectual Property Rights, each of which is valid, binding, and enforceable according to its terms, except as limited by laws affecting enforcement of creditors' rights in general or equitable principles generally (regardless of whether in a proceeding in equity or at law).

     (g) All material contracts, licenses and agreements relating to the Intellectual Property owned or used by the Company and its Subsidiary are in full force and effect. The execution, delivery or performance of this Agreement, or consummation of the transactions contemplated by this Agreement, will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses, and agreements. The Company and its Subsidiary are in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in material compliance with, and have not materially breached any term of, such contracts, licenses and agreements.

     SECTION 3.18. Employee Matters; Benefit Plans; and Labor Relations. (a)
Schedule 3.18 lists all employee plans, programs, practices and arrangements, including all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employment agreements, and health, medical, dental, welfare, accident, disability, life insurance, stock purchase, bonus, equity and equity-type compensation, severance pay and other employee benefit or fringe benefit plans maintained or contributed to by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any fixed or contingent, direct or indirect, liability (each a "Plan" and, collectively, the "Plans"). For purposes of this Agreement, "ERISA Affiliate" means any Affiliate or Subsidiary and any other person or entity that would be treated as under common control or a single employer with the Company under Section 4001 of ERISA or Section 414 (b), (c), (m) or (o) of the Code. The Company has delivered or made available to Buyer copies of each Plan and all amendments thereto and, if applicable, the summary plan description and any summaries of material modifications, any other material employee communications, the most recent determination letters and any other rulings, the three most recent annual reports on Internal Revenue Service Form 5500, and the three most recent actuarial reports and/or statements of trust assets with respect to each such Plan.

     (b) Except as set forth on Schedule 3.18, (i) there is no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA and Section 412 of the Code with respect to any Plan that is subject to such sections, (ii) no "reportable event" (other than those for which the 30-day notice to the Pension Benefit Guaranty Corporation ("PBGC") has been waived) or "prohibited transaction" (other than those for which there is an available exemption) (as such terms are defined in ERISA and the Code, as applicable) has occurred with respect to any Plan during the five years preceding the Closing Date, (iii) each Plan is and has been operated in compliance in all material respects with the presently applicable provisions of ERISA, the Code and other applicable law, (iv) with respect to any insurance contract providing funding under any Plan, there is no material liability for any retroactive rate adjustment arising from events occurring prior to the Closing Date, (v) neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA to the PBGC in connection with any Plan which is subject to Title IV of ERISA which has not been fully paid prior to the date hereof, other than liability for premiums due the PBGC, which premiums have been paid when due, and no such Plan has been terminated or is reasonably expected to be terminated or to be subject to proceedings by the PBGC under Title IV of ERISA on or before the Closing Date, (vi) the Company expects that the Internal Revenue Service will issue, with respect to each Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code, a letter determining that such Plan is qualified and its related trust is exempt from United States federal income tax under Sections 401(a) and 501(a) of the Code, respectively, and there has been no occurrence affecting the form or operation of any Plan which is likely to adversely affect such qualification, (vii) no amendment to any Plan has been adopted that would require the provision of security to such Plan under Section 401(a)(29) of the Code, (viii) no Plan is a "welfare benefit fund" (within the meaning of Section 419(e) of the Code), a "multiple employer plan" (within the meaning of
Section 413(c) of the Code) or a "multiemployer plan" (as defined in Section 3(37) of ERISA), and no withdrawal liability has been incurred by or asserted against the Company or any ERISA Affiliate with respect to any employee pension benefit plan which is a multiple employer plan or a multiemployer plan, and (ix) the Company has not received any notice and does not have any knowledge or reasonable expectation that any Plan is insolvent or in reorganization within the meaning of Title IV of ERISA or that increased contributions to any Plan may be required to avoid a reduction in plan benefits or the imposition of any excise tax.

     (c) Each Plan that is a "group health plan" (as defined in Section 4980B of the Code) has been operated in compliance with Section 4980B of the Code and the secondary payor requirements of Section 1862(b)(1) of the Social Security Act. Except as set forth on Schedule 3.18, no medical claim in excess of $50,000 has been incurred but is unpaid under any Plan that will result in a liability to the Company. Except as provided in Schedule 3.18 and except as required by Section 4980B of the Code, neither the Company nor any ERISA Affiliate has any obligation or liability to provide medical, life insurance or supplemental pension benefits in respect of any current or former employees or independent contractors of the Company or any ERISA Affiliate beyond their retirement. Except as set forth on Schedule 3.18, no Plan provides for severance pay, unemployment compensation or any similar payment with respect to any current or former employee or independent contractor of the Company or any ERISA Affiliate. Except as provided in Schedule 3.18, the consummation of the transactions contemplated by this Agreement will not (i) entitle any such person or entity to severance pay, unemployment compensation or any other similar payment, (ii) accelerate the time of payment or vesting of any amount,
(iii) increase the amount of compensation due to any such person or entity,
(iv) constitute a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), or (v) entitle any such person or entity to an "excess parachute payment" within the meaning of Section 280G of the Code. The Company and each ERISA Affiliate, as applicable, have reserved all rights necessary to amend each Plan and to terminate its participation in each Plan.

     (d) Except as set forth on Schedule 3.18, there are no actions or claims existing or pending (other than routine claims for benefits) or, to the Company's knowledge, threatened with respect to any Plan, and neither the Company nor any ERISA Affiliate has been notified of any audit or investigation of a Plan by any governmental entity.

     (e) All contributions required to be made by the Company or any ERISA Affiliate under applicable laws or the terms of any Plan or collective bargaining agreement to each Plan have been made within the time prescribed by such laws, Plan or collective bargaining agreement. Except as set forth on
Schedule 3.18, the present value of all "benefit liabilities" (whether or not vested) (as defined in Section 4001(a)(16) of ERISA) under each Plan which is subject to Title IV of ERISA did not exceed as of the most recent plan actuarial valuation date, and will not exceed as of the Closing Date, the then current value of the assets of such Plan as determined pursuant to Section 412 of the Code. For purposes of determining the present value of benefit under any such Plan, the actuarial assumptions and methods used under such Plan for the most recent plan actuarial valuation shall be used and all benefits provided under the Plan shall be deemed to be fully vested.

     (f) The Company and each ERISA Affiliate (except as a result of any actions taken by Buyer) (i) are in compliance in all material respects with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours (including, but not limited to, the Worker Adjustment Retraining Notification Act, the Age Discrimination in Employment Act, the Civil Rights Act of 1964, the Equal Pay Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Americans with Disability Act of 1990, the Family and Medical Leave Act of 1993, and any other federal, state or local law regulating employment or protecting employee rights), in each case, with respect to current and former employees and independent contractors of the Company and such ERISA Affiliate,
(ii) has withheld all amounts required by applicable Laws or by agreement to be withheld from the wages, salaries and other payments to such current and former employees and independent contractors, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund or to any governmental entity, with respect to unemployment compensation benefits, social security or other benefits for such current or former employees and independent contractors.

     (g) Except as set forth on Schedule 3.18, (i) no employees of the Company are represented by any labor organization and there is no union organizational activity currently underway, or to the Company's knowledge, threatened, with respect to any employees of the Company, (ii) the Company is not engaged in, and has not received any written notice during the current or preceding year of, any unfair labor practice, and no such complaint is pending before the National Labor Relations Board or any other agency having jurisdiction thereof, (iii) the Company is not engaged in, and has not received any notice of, any grievances arising under any collective bargaining agreements, or any pending arbitration proceedings under any collective bargaining agreements,
(iv) during the immediately preceding 24 calendar months there has not been any, and there is no, threatened, labor strike, work stoppage or slowdown pending against any portion of the business of the Company, and there is no pending lockout by the Company. The Company has satisfied and performed fully its obligations under each collective bargaining agreement, and under any order, conciliation contract or settlement contract by which any of them is bound or to which any of them is subject concerning employment related matters. Except as set forth on Schedule 3.18, the Company is not engaged in, and has not received notice of, any local, state and/or federal charge, complaint, lawsuit or other action, pertaining to the violation of any employment law, statute, ordinance or regulation and no such charge, complaint, lawsuit or other action is pending before any agency or administrative body responsible for administering such employment law, statute, ordinance or regulation.

     SECTION 3.19. Environmental Compliance. (a) To the knowledge of the Company, each of the Company and its Subsidiary has been and is, and at all times through the Closing Date shall remain in compliance with, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act and all other federal, state and local laws relating to pollution or protection of the environment, including laws and regulations relating to emissions, discharges, releases or threatened releases, transportation or disposal of industrial contaminants, petroleum products or chemicals (collectively, "Hazardous Materials") into the environment (including the ambient air, surface water, groundwater, land surface or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials (the "Environmental Laws"), except to the extent any such noncompliance does not create and has not created a Material Adverse Effect on the Company and its Subsidiary taken as a whole, as applicable.

     (b) Without limiting the foregoing, and unless otherwise specifically provided the Company represents and warrants that:

          (i) to the Company's knowledge, there is not constructed, placed, deposited, stored, disposed of, nor located on the Company's or its Subsidiary premises, any asbestos in any form that has released or threatens to release airborne asbestos fibers in excess of applicable local, state and federal standards;

          (ii) to the Company's knowledge, there have been no spills, discharges, emissions, releases or threats of releases of any Hazardous Materials, pollutants or contaminants resulting from or associated with the business and operation of the Company or its Subsidiary, other than releases of de minimis quantities of such substances;

          (iii) neither the Company nor its Subsidiary has received notice of, or has knowledge of, any violations of or claims under or pursuant to any Environmental Law or any occurrence, condition or circumstance which with notice, or passage of time, or both, would give rise to a violation of or claim under or pursuant to any Environmental Law, with respect to the business and operations of Company and its Subsidiary; and

          (iv) to the Company's knowledge, there are no past or present events, conditions or circumstances caused by the Company or its Subsidiary or as a result of any act of the Company or its Subsidiary that may interfere with or prevent compliance or continued compliance in all material respects by the Company and its Subsidiary in accordance with the Environmental Laws or with any order, decree, judgment, injunction, notice or demand issued, entered, promulgated or approved under the Environmental Laws, or which may give rise to any material common law or other legal liability, including liability under any Environmental Laws or otherwise which form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of Hazardous Materials.

     SECTION 3.20. Full Disclosure. Nothing in this Agreement, the Financial Statements referred to in Section 3.07 (including the footnotes thereto), or any Schedule, Exhibit or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by any of the Company's directors or officers, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known to the Company which would have a Material Adverse Effect on the Company and its Subsidiary taken as a whole or on their properties or assets, which has not been set forth in this Agreement or in the Schedules, Exhibits or certificates or statements in writing furnished in connection with the transactions contemplated by this Agreement.

     SECTION 3.21. Interests in Clients, Suppliers, Etc. Except as set forth in Schedule 3.21, to the knowledge of the Company, and except for ownership of less than 5% in a publicly-traded corporation, no officer or director of the Company or its Subsidiary possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation, firm, association, or business organization or other Person that is a client, supplier, customer, lessor, lessee, or competitor of the Company or its Subsidiary.

     SECTION 3.22. Transactions with Related Parties. There has not been any payment or charge by the Company or its Subsidiary to any Related Party; any payment or charge by any Related Party to the Company; or any other transaction between the Company and its Subsidiary on the one hand and any Related Party on the other hand. For purposes of this Section 3.22, the term "Related Party" shall mean any member of the immediate family (including a spouse, brother, sister, descendant, ancestor or in-law) of any person who is, or during the past two years was, an officer or director of the Company or its Subsidiary or any corporation, partnership, trust or other entity in which any Related Party or any family member of such person has a substantial interest or is a director, officer, partner or trustee.

     SECTION 3.23. Territorial Restrictions. Except as set forth in Schedule 3.23, neither the Company nor its Subsidiary is restricted by any oral or written agreement or understanding with any other Person from carrying on the business and operations conducted by the Company and its Subsidiary anywhere in the world.

     SECTION 3.24. Absence of Certain Business Practices. To the Company's knowledge, none of the Company , its Subsidiary or any officer, employee or agent thereof, nor any other Person acting on behalf of the Company or its Subsidiary, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person or entity who is or may be in a position to help or hinder the Company or its Subsidiary (or assist the Company in connection with any actual or proposed transaction) which (i) subjects any party to any damage or penalty in any civil, criminal or governmental litigation or proceeding which would have a Material Adverse Effect on the Company and its Subsidiary taken as a whole, (ii) if not given in the past, could have had a Material Adverse Effect on the Company and its Subsidiary taken as a whole or (iii) if not continued in the future, could have a Material Adverse Effect on the Company and its Subsidiary taken as a whole.

     SECTION 3.25. HSR. The Company (together with its Subsidiary) does not have Net Sales or Total Assets (as each such term is defined in the HSR Act) of $100,000,000 or more.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER


          Buyer hereby represents and warrants to the Company as follows:

     SECTION 4.01. Organization. Buyer is a public limited company duly organized, validly existing and in good standing under the laws of the United Kingdom. Each of Buyer Sub 1 and Buyer Sub 2 is a private limited company duly organized, validly existing and in good standing under the laws of the United Kingdom. Buyer Sub 2 is a wholly-owned subsidiary of Buyer Sub 1 and does not have any subsidiaries or subsidiary undertakings. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and any other agreement or document executed or to be executed by Buyer in connection herewith and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder or thereunder. Each of Buyer, Buyer Sub 1 and Buyer Sub 2 has the full corporate power and authority to own, lease, and operate its property and to carry on its business as now conducted and is in good standing in each jurisdiction in which its right, title, and interest in or to any asset owned or held by it, or the conduct of its business requires such authorization, qualification, or licensing, except where such party's failure to be so authorized, qualified or licensed would not have a Material Adverse Effect on such party or on such party's ability to consummate the transactions contemplated by this Agreement or for Buyer to perform its obligations hereunder.

     SECTION 4.02. Memorandum and Articles of Association. The copies of the Memorandum and Articles of Association of Buyer Sub 1 and Buyer Sub 2, respectively, which have been supplied to the Company's United Kingdom counsel by Buyer's counsel are true and complete in all respects and have embodied in them or annexed to them a copy of every such resolution and agreement as is referred to in Section 380(4) of the Companies Act of 1985, and Buyer Sub 1 and Buyer Sub 2 have at all times carried on their respective business and affairs in all respects in accordance with their respective Memorandum and Articles of Association and all such resolutions and agreements.

     SECTION 4.03. Authorization; Enforceability. The execution, delivery, and performance by Buyer of this Agreement and all other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly approved and authorized by the Board of Directors of Buyer, and all necessary corporate action on the part of Buyer, Buyer Sub 1 and Buyer Sub 2 has been taken and such authorization has not been withdrawn or amended in any manner. No other corporate action is necessary on the part of Buyer (including without limitation, stockholder approval), Buyer Sub 1 or Buyer Sub 2 for the authorization, execution, delivery, and performance by Buyer of this Agreement or any other agreement or document executed or to be executed by Buyer, Buyer Sub 1 or Buyer Sub 2 in connection herewith, or for the consummation by Buyer of the transactions contemplated hereby or thereby. When duly authorized, executed and delivered by the Company, this Agreement and all such other documents or instruments shall constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 4.04. Non-Contravention. The execution, delivery and performance of this Agreement by Buyer and each of the other documents and instruments required to be entered into pursuant to this Agreement by Buyer, Buyer Sub 1 or Buyer Sub 2: (a) will not violate or conflict with any provision of the Memorandum of Association or Articles of Association of Buyer, Buyer Sub 1 or Buyer Sub 2, (b) will not conflict with or constitute a violation by Buyer, Buyer Sub 1 or Buyer Sub 2 of any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any Governmental Authority applicable to Buyer, Buyer Sub 1, or Buyer Sub 2 the enforcement of which would have a Material Adverse Effect on Buyer, Buyer Sub 1 or Buyer Sub 2 or on Buyer's ability to perform its obligations hereunder or the ability of Buyer, Buyer Sub 1 or Buyer Sub 2 to consummate the transactions contemplated hereby, and
(c) will not, either alone or with the giving of notice or the passage of time, or both, modify, violate, conflict with, constitute grounds for termination of, or accelerate the performance required by, or result in a breach or default of the terms, conditions or provisions of, or constitute a default under any contract, agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, commitment, waiver, exemption, order, obligation, lease, sublease, undertaking, agreement, offer or other instrument, which violation, conflict, termination, acceleration, breach or default would have a Material Adverse Effect on Buyer, Buyer Sub 1, or Buyer Sub 2 or on the ability of Buyer to perform its obligations hereunder or the ability of Buyer, Buyer Sub 1 or Buyer Sub 2 to consummate the transactions contemplated hereby. To Buyer's knowledge, each of Buyer Sub 1 and Buyer Sub 2 has complied with the provisions of the UK Companies Acts 1985-1989 and all filings and documents required to be filed with or delivered to the UK Registrar of Companies or to any other authority whatsoever by Buyer Sub 1 and Buyer Sub 2 have been correctly and properly prepared and so filed or delivered.

     SECTION 4.05. Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Buyer or Buyer Sub 1 or Buyer Sub 2 in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby except for: (i) the filing by the Company of the Proxy Statement with the SEC for use in connection with the Stockholders Meeting to approve the transactions contemplated hereby, (ii) the filing by the Buyer after the Closing under
Section 13(d) of the Exchange Act, (iii) the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State and the acceptance thereof, (iv) any required filings, approvals, or no-action letters with or from state securities authorities, and (v) any filings required under the HSR Act.

     SECTION 4.06. Compliance with Law; Litigation. (a) None of Buyer, Buyer Sub 1 or Buyer Sub 2 is in violation of any material law, regulation, or ordinance, or any other material requirement of any Governmental Authority, nor is it subject to any judgment, award, order, writ, injunction, arbitration, decision, or decree that would have a Material Adverse Effect on Buyer, Buyer Sub 1, or Buyer Sub 2 or on Buyer's ability to enter into this Agreement or the ability of Buyer, Buyer Sub 1 or Buyer Sub 2 to consummate the transactions contemplated hereby and perform its obligations hereunder. There is no claim, litigation, action, investigation, review or administrative, arbitral, or other proceeding or petition or complaint, or to the knowledge of Buyer, investigation before any court or Governmental Authority pending or, to the knowledge of Buyer, threatened against Buyer, Buyer Sub 1 or Buyer Sub 2, which seeks to enjoin or prohibit, or that otherwise would have a Material Adverse Effect on Buyer, Buyer Sub 1 or Buyer Sub 2 or any of their respective properties or assets or which impairs or seeks to enjoin or prohibit Buyer's ability to perform its obligations under this Agreement or the ability of Buyer, Buyer Sub 1 or Buyer Sub 2 to consummate the transactions contemplated hereby.

     (b) To Buyer's knowledge, Buyer Sub 1 and Buyer Sub 2 have complied with the provisions of the UK Companies Acts and all returns, particulars, resolutions and documents required to be filed with or delivered to the UK Registrar of Companies or to any other authority whatsoever by Buyer Sub 1 and Buyer Sub 2 have been correctly and properly prepared and so filed or delivered.

     (c) To Buyer's knowledge, Buyer Sub 1 does not have any actual or contingent liabilities whatsoever and howsoever arising which Buyer would not have the means to satisfy if required to do so by reference to the indemnity given in Section 9.03.

     SECTION 4.07. Acquisition for Investment. Buyer represents, covenants, and agrees that, upon the Closing, it will acquire the Purchase Shares and the Technology Shares for its own account for the purpose of investment and not with a view toward resale or public distribution thereof, except in compliance with all applicable securities laws and regulations, whether foreign or domestic, and as otherwise contemplated by the Registration Rights Agreement; provided, however, that the disposition of Buyer's property shall at all times be and remain within its control. Buyer is an "accredited investor," as that term is defined by Rule 501 of Regulation D, promulgated under the Securities Act.

     SECTION 4.08. Purchase Shares and Technology Shares Not Registered. Buyer represents, covenants and agrees that the Purchase Shares and the Technology Shares are being issued pursuant to a Section 4(2) exemption from the registration requirements of the Securities Act, and that the Purchase Shares and the Technology Shares have not been registered under the Securities Act or applicable state securities laws, and that they must be held indefinitely unless the offer and sale thereof are subsequently registered under the Securities Act and other applicable securities laws, or an exemption from such registration is available, provided that the disposition of Buyer's property shall at all times remain within its control. The Purchase Shares and Technology Shares shall bear substantially the following legend until such shares are registered under the Securities Act:

          THE OFFER AND SALE OF THE SECURITIES OF THIS COMPANY REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS, AND THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE OFFER AND SALE THEREOF ARE REGISTERED UNDER SUCH LAWS OR EXEMPTIONS FROM REGISTRATION ARE AVAILABLE AND THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND KNOWLEDGEABLE AS TO SECURITIES MATTERS STATING THAT EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE AND THAT THE PROPOSED SALE DOES NOT, AND WILL NOT, PLACE THE COMPANY OR ANY AFFILIATE THEREOF IN VIOLATION OF ANY APPLICABLE FEDERAL, STATE OR FOREIGN SECURITIES LAW, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

     SECTION 4.09. Risk of Investment. Buyer recognizes, acknowledges and warrants that it has such knowledge and experience as to be capable of evaluating the merits and risks of the investment in the Company and it is aware of the speculative nature of and risks of loss associated with such investment.

     SECTION 4.10. Title. Buyer is the sole legal and beneficial owner of the whole of the issued share capital of Buyer Sub 1 that is being conveyed to the Company, and has good title to such securities, free and clear of any liens, other than any that may be created by this Agreement. Upon consummation of the transactions contemplated hereby, and delivery of the Buyer Sub 1 Shares, and payment of the consideration therefor as contemplated hereby, the Company will receive good title to the Buyer Sub 1 Shares, free and clear of all Liens. Buyer Sub 1 is the sole legal and beneficial owner of the whole of the issued share capital of Buyer Sub 2, and has good title to such securities, free and clear of all Liens.

     SECTION 4.11. Capitalization. The issued share capital of Buyer Sub 1 consists of (i) 112,358 ordinary shares of (Pound Sterling)0.01 each and the issued share capital of Buyer Sub 2 consists of one ordinary share of (Pound Sterling)1. All of the issued share capital of Buyer Sub 1 is owned by Buyer. All of the issued share capital of Buyer Sub 2 is owned by Buyer Sub 1. All such issued shares of Buyer Sub 1 and Buyer Sub 2 have been duly authorized and validly issued and are fully paid. Except as set forth herein and as contemplated by this Agreement, there are no outstanding or existing options, warrants, rights (including preemptive rights), calls, subscriptions, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital of Buyer Sub 1 or Buyer Sub 2. No shares of Buyer Sub 1 or Buyer Sub 2 capital are reserved for issuance. Neither Buyer Sub 1 nor Buyer Sub 2 has granted or agreed to grant any rights relating to the registration of its securities under applicable federal and state securities laws, including piggyback rights, and the consummation of the transactions contemplated by this Agreement will not trigger any anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, warrants, calls, contracts, preemptive rights, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatsoever under which the Company is or may be obligated to issue or acquire its capital stock. Except as indicated in the Recitals hereto, neither Buyer Sub 1 nor Buyer Sub 2 has any Subsidiary nor are there any Liens on any of the capital stock of Buyer Sub 1 or Buyer Sub 2.

     SECTION 4.12. Books and Records. All accounts, books, ledgers, financial and other necessary records of whatsoever kind of Buyer Sub 1 and Buyer Sub 2 (including statutory books and all invoices and other records required for value added tax purposes) have been properly maintained, are in the possession of Buyer Sub 1 and Buyer Sub 2, respectively, and contain true and accurate records of all matters including those required to be entered in them by the UK Companies Acts 1985-1989 and no notice or allegation that any of the same is incorrect or should be rectified has been received.

     SECTION 4.13. Taxation. Buyer Sub 1 and Buyer Sub 2 have duly made all Tax Returns and given or delivered all notices, accounts and information which ought to have been made to, and are not involved in any dispute with, the Inland Revenue or other authority concerning any matter likely to affect in any manner the liability (whether accrued, contingent or future) of them to taxation of any nature whatsoever or other sums imposed, charged, assessed, levied or payable under the provisions of the taxation statutes and Buyer is not aware of any matter which may lead to such dispute. Buyer Sub 1 or Buyer Sub 2 have duly paid or fully provided for all taxation for which they are liable and there are no circumstances in which interest or penalties in respect of Taxes not duly paid could be charged against them in respect of any period prior to Closing. No liability of Buyer Sub 1 and Buyer Sub 2 to Taxes has arisen or will arise up to Closing save for corporation tax payable in respect of normal trading profits earned by them or income tax deducted under PAYE regulations or national insurance contributions or Value Added Tax or sickness pay for which it is accountable to the Inland Revenue, Customs and Excise or other relevant authority and which has where appropriate been deducted or charged and where due paid to the Inland Revenue or such other relevant authority. Buyer Sub 1 and Buyer Sub 2 have not entered into or been a party to any schemes or arrangements designed partly or wholly for the purpose of them or (so far as Buyer is aware) any other person avoiding taxation in a manner contrary to applicable law.

     SECTION 4.14. Intellectual Property.

     (a) To the knowledge of Buyer, the operation of the business of Buyer Sub 1 does not, and each of Buyer and Buyer Sub 1 have not received any notice from any Person claiming that the business of Buyer Sub 1 infringes or misappropriates the intellectual property rights of any Person, violate any export control law or regulation, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or trade practices under any applicable laws.

     (b) To the knowledge of Buyer, no Person is infringing or misappropriating any Buyer Sub 1 Intellectual Property Rights or engaging in other conduct that may diminish or undermine such Buyer Sub 1 Intellectual Property Rights, including, without limitation, the disclosure of confidential information of Buyer Sub 1, except for any such infringements or misappropriations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Buyer Sub 1.

     (c) All Buyer Sub 1 Intellectual Property Rights used by Buyer Sub 1 in connection with its business are the sole property of Buyer Sub 1 and upon the Transfer, Newco, and, to the knowledge of Buyer, no third party has any right to, ownership of, or other encumbrance upon any such Buyer Sub 1 Intellectual Property Rights which conflict with any of the rights to be granted to Buyer Sub 2 in accordance with the MPL License except as otherwise provided herein.

     (d) Buyer Sub 1 Intellectual Property Rights purported to be owned by Buyer Sub 1 which were developed, worked on or otherwise held by any employee, officer, consultant, or other person are owned free and clear by Buyer Sub 1 and upon the Transfer, Newco, by operation of law or have been validly assigned to Buyer Sub 1 and upon the Transfer, Newco. All services provided to Buyer Sub 1 by non-employees with respect to the creation, modification or improvement of any Buyer Sub 1 Intellectual Property Rights purported to be owned by Buyer Sub 1 (including, without limitation, software, hardware, patentable inventions, and copyrightable works) have been performed pursuant to agreements with Buyer Sub 1 that assign to Buyer Sub 1 and upon the Transfer, Newco, ownership of such intellectual property rights, each of which agreement is valid, binding, and enforceable according to its terms, except as limited by laws affecting creditors' rights or equitable principles generally.

     (e) Buyer Sub 2, upon execution and delivery of the MPL License, will be the legal and beneficial owner of the exclusive right and royalty-free license to market, resell, distribute and operate the Intellectual Property Rights of Buyer Sub 1 in North America. The MPL license is free from any mortgage, charge, lien, security interest or other encumbrance.

     (f) Buyer represents to the Company that Buyer Sub 2 is a newly formed entity formed solely for the purpose of the transactions contemplated hereby and that Buyer Sub 2 has no prior operation's listing.

     SECTION 4.15. Employees. Following consummation of the transactions contemplated hereby, Buyer Sub 1 and Buyer Sub 2 will not have any employees and will not have any liabilities (whether actual or contingent, material or nonmaterial, contractually or in tort) to any former employees or their families or other dependents.

     SECTION 4.16. Pensions. Contingent upon the consummation of the transactions contemplated hereby, Buyer Sub 1 and Buyer Sub 2 will not have any liabilities to any former employees or the families or other dependents of such former employees in respect of any employment agreements, employee plans, programs, practices, and arrangements, including all employee benefit plans and health, medical, dental, welfare, accident, disability, life insurance, stock purchase, bonus, equity and equity-type compensation, severance pay and other employee benefit or fringe benefit plans maintained or contributed to by Buyer Sub 1 or Buyer Sub 2.

     SECTION 4.17. Environmental Matters. (a) No Pollution of the Environment in violation of any law relating to protection of the Environment or at levels in excess of that permitted under any such law has occurred at, under or from any of the properties of the Buyer Sub 1 and Buyer Sub 2.

     (b) Buyer Sub 1 and Buyer Sub 2 have complied and continue to comply with all laws relating to protection of the Environment and have filed all notifications required to enable them lawfully and properly to operate their business at and from any of the properties of Buyer Sub 1 and Buyer Sub 2.

     (c) In this Section 4.17, "Pollution of the Environment" and
"Environment" shall have the meanings given thereto in the UK Environmental Protection Act 1990.

     SECTION 4.18. HSR. Buyer (together with its Subsidiaries) does not have Net Sales or Total Assets (as each such term is defined in the HSR Act) of $100,000,000 or more.

     SECTION 4.19. Buyer Representations. Notwithstanding any other provision contained in this Agreement, the parties agree that the representations and warranties of Buyer as to Buyer Sub 1 and Buyer Sub 2 shall be true and correct as of the Closing but shall not be required to be true and correct as of the execution of this Agreement, and Buyer shall have no liability whatsoever to the Company or any other party with regard to any inaccuracy of any representation or warranty contained herein pertaining to Buyer Sub 1 and Buyer Sub 2 as of the date hereof provided that such representations and warranties are true and correct as of the Closing.

                                  ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF MAJORITY HOLDERS AND MACKAY


          Each Majority Holder hereby represents and warrants (as to itself only) and Mackay hereby represents and warrants (as to itself and/or the Other Mackay Holders, as appropriate), to the Company as follows. The representations and warranties set forth below in (A) Sections 5.01 and 5.06 are being made by: (i) Mackay as to itself, Mackay in respect of each Majority Holder and Mackay in respect of the Other Mackay Holders, and (ii) each Majority Holder (as to itself only), and (B) the remaining Sections of this
Article V are being made by: (i) each Majority Holder (as to itself only), and
(ii) Mackay in respect of the Other Mackay Holders, and not Mackay individually in any other respect.

     SECTION 5.01. Organization. Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to execute and deliver this Agreement (in the case of Mackay) on behalf of the Majority Holder and with respect to the Other Mackay Holders and any other agreement or document executed or to be executed by such party (in the case of Mackay) on behalf of the Majority Holder and/or with respect to the Other Mackay Holders in connection herewith and to perform and comply with (or cause to be performed and complied with) all of the terms, covenants, and conditions to be respectively performed and complied with by the Majority Holder and/or with respect to the Other Mackay Holders hereunder or thereunder. Each Majority Holder has the full corporate power and authority to own, lease, and operate its property and to carry on its business as now conducted.

     SECTION 5.02. Authorization. The execution, delivery, and performance by such party of this Agreement and all other agreements contemplated hereby and the consummation by such party of the transactions contemplated hereby and thereby to be consummated by such party, have been duly approved or authorized by all necessary corporate action on its part (if any). No other corporate action is necessary for the authorization, execution, delivery, and performance by such party of this Agreement or any other agreement or document executed or to be executed by such party, or for the consummation by such party of the transactions contemplated hereby or thereby to be consummated by such party. When duly authorized, executed and delivered by the other parties hereto, this Agreement and all such other documents or instruments shall constitute the valid and binding obligations of such party, enforceable against such party in accordance with their respective terms, except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 5.03. Non-Contravention. The execution of this Agreement by such party, and the delivery and performance of this Agreement by such party and each of the other documents and instruments required to be entered into pursuant to this Agreement by such party: (a) will not violate or conflict with any provision of the organizational documents of such party, (b) will not conflict with or constitute a violation by such party of any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any Governmental Authority applicable to such party, the enforcement of which would have a material adverse effect on such party's ability to perform its obligations hereunder or consummate the transactions contemplated hereby, and
(c) will not, either alone or with the giving of notice or the passage of time, or both, modify, violate, conflict with, constitute grounds for termination of, or accelerate the performance required by, or result in a breach or default of the terms, conditions or provisions of, or constitute a default under any contract, agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, commitment, waiver, exemption, order, obligation, lease, sublease, undertaking, agreement, offer or other instrument, which violation, conflict, termination, acceleration, breach or default would have a material adverse effect on the ability of such party to perform its obligations hereunder or consummate the transactions contemplated hereby.

     SECTION 5.04. Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to such party for the valid execution and delivery of this Agreement or the valid consummation by such party of the transactions contemplated hereby except for: (i) the filing by the Company of the Proxy Statement with the SEC for use in connection with the Stockholders Meeting to approve the transactions contemplated hereby; (ii) filings by such Majority Holder or Mackay required under Section 13(d) of the Exchange Act; (iii) any filings required under the HSR Act, and comments, waivers or approvals obtained with respect to all the foregoing.

     SECTION 5.05. Compliance with Law; Litigation. Such Party is not in violation of any material law, regulation, or ordinance, or any other material requirement of any Governmental Authority, nor is it subject to any judgment, award, order, writ, injunction, arbitration, decision, or decree that would, in each case, have a material adverse effect on its ability to enter into this Agreement or consummate the transactions contemplated hereby and perform its obligations hereunder. There is no claim, litigation, administrative, arbitral, or other proceeding or petition or complaint, or to the knowledge of such party, investigation before any court or Governmental Authority pending or, to the knowledge of such party, threatened against such party, which seeks to enjoin or prohibit, or that otherwise would have a material adverse effect on, such party's ability to perform its obligations under this Agreement and consummate the transactions contemplated hereby.

     SECTION 5.06. Ownership of Notes. Mackay represents that the Majority Holders are the beneficial holders in the aggregate of not less than $65,337,000 in principal amount of Notes, and that the Other Mackay Holders are the beneficial holders in the aggregate of not less than $5,425,000 in principal amount of Notes. Such Notes will be delivered at Closing in the manner set forth herein free and clear of any and all Liens of any kind, nature or description.

     SECTION 5.07. Acquisition for Investment. Each Majority Holder represents, covenants, and agrees that, upon the Closing, it will acquire the Majority Holder Shares, and Mackay represents, covenants, and agrees that upon the Closing the Other Mackay Holders will acquire the Other Mackay Holders Shares, for its own account for the purpose of investment and not with a view toward resale or public distribution thereof, except in compliance will all applicable securities laws and regulations, whether foreign or domestic, and as otherwise contemplated by the Registration Rights Agreement; provided, however, that the disposition of each of Majority Holder's and Other Mackay Holders' property shall at all times be and remain within its control. Each of Majority Holder and Other Mackay Holders is an "accredited investor," as that term is defined by Rule 501 of regulation D, promulgated under the Securities Act.

     SECTION 5.08. Majority Holder Shares Not Registered. Such party acknowledges that at the Closing, the Majority Holder Shares and the Other Mackay Holders Shares are being issued pursuant to a Section 3(a)(9) exemption from the registration requirements of the Securities Act, and that the Shares have not been registered under the Securities Act or applicable state securities laws. The Majority Holder Shares and the Other Mackay Holders Shares shall also be issued at the Closing in a transaction exempt from registration under the Security Act by virtue of Section 4(2) thereof, and under applicable state securities laws. The Majority Holder Shares and the Other Mackay Holders Shares shall bear substantially the following legend until the earlier of (i) the delivery by Majority Holder and the Other Mackay Holders of an opinion of counsel that, due to the availability of the Section 3(a)(9) exemption (or another exemption) the Majority Holder Shares and the Other Mackay Holders Shares are not deemed "restricted" or (ii) such Majority Holder Shares and the Other Mackay Holders Shares being registered under the Securities Act:

          THE OFFER AND SALE OF THE SECURITIES OF THIS COMPANY REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS, AND THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE OFFER AND SALE THEREOF ARE REGISTERED UNDER SUCH LAWS OR EXEMPTIONS FROM REGISTRATION ARE AVAILABLE AND THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND KNOWLEDGEABLE AS TO SECURITIES MATTERS STATING THAT EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE AND THAT THE PROPOSED SALE DOES NOT, AND WILL NOT PLACE THE COMPANY NOR ANY AFFILIATE THEREOF, IN VIOLATION OF ANY APPLICABLE FEDERAL, STATE OR FOREIGN SECURITIES LAW, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

     SECTION 5.09. Risk of Investment. Such Party recognizes, acknowledges and warrants that it has such knowledge and experience as to be capable of evaluating the merits and risks of the investment in the Company and it is aware of the speculative nature of and risks of loss associated with such investment.

     SECTION 5.10. No Government Review. Such party acknowledges and agrees that the Exchange Offer being effected hereby and the documents to effect such exchange have not been reviewed or approved by any Governmental Authority, nor has any such Governmental Authority made any finding or determination as to the fairness of the terms of such exchange.

                                  ARTICLE VI

                         CORPORATE GOVERNANCE MATTERS


     SECTION 6.01. Appointment of Directors. (a) The Company hereby agrees that, at and after the Closing, the Board shall consist of seven directors. The Company further agrees that Buyer shall be entitled to designate, and concurrent with the Closing, shall have elected to the Board, two (2) members of the Board (any and all directors designated by Buyer pursuant to the terms of this Section 6.01 shall be referred to herein as the "Investor Directors"); provided, however, that in the event that the size of the Board shall be increased, Buyer shall have the right to at least proportionate representation on the Board following such increase based on the composition of the Board as between Investor Directors and non-Investor Directors immediately prior to such increase; and provided, further, that in no event shall the Board consist of more than eleven directors. Buyer agrees to designate any Investor Directors to be appointed to the Board pursuant to the terms of this Section
6.01 by way of written notification to the Company. Each of such Investor Directors shall serve until his or her successor is elected or appointed or qualified or, if earlier, until his or her death, resignation, or removal. The parties further agree that Buyer shall be entitled at all times upon five (5) days prior written notice to the Company to designate additional members of the Board such that the number of Investor Directors taken as a percentage is at least equal to Buyer's Voting Power Ownership Percentage (rounded up to the nearest whole number); provided, however, that under no circumstance shall Buyer be precluded from designating at least two members of the Board regardless of Buyer's Voting Power Ownership Percentage (rounded up to the nearest whole number). Notwithstanding the foregoing, if at any time the Buyer's Voting Power Ownership Percentage is less than 5% Section 6.03 hereof shall terminate.

     (b) In accordance with the foregoing, the Company hereby agrees that, from and after the Closing Date the Company shall cause (i) each person designated by Buyer as an Investor Director in accordance with the provisions of Section 6.01(a) to be included (consistent with applicable law and the Amended and Restated Certificate of Incorporation) in the group of nominees who are recommended for election as directors by the management of the Company following the date on which such person is so designated by Buyer as an Investor Director, and at each succeeding meeting of stockholders of the Company when directors in such designee's class are to be elected, (ii) at a special meeting of the Board held as soon as practicable after the creation of any vacancy as a result of the death, resignation or removal of an Investor Director, the appointment of such person as is designated by Buyer to fill any such vacancy if a special meeting is required to effect such appointment, and
(iii) at such time as Buyer wishes to designate additional Investor Directors in accordance with the provisions of Section 6.01(a), to be taken at a special meeting of the Board held as soon as practicable after Buyer notifies the Company of its desire to designate such directors (and prior to taking any other actions) and any and all action necessary to enlarge the Board in order to enable election of the additional Investor Directors so designated by Buyer to fill any such vacancies created thereby and to fill such vacancies with such Directors. The Company shall not be in violation of this Section 6.01 to the extent that Buyer fails to designate Investor Directors or such designees elect not to serve as Investor Directors. For purposes of this Agreement, the Company shall be in compliance with this Section 6.01 if it uses all reasonable efforts to cause the Investor Directors to be elected to the Board in accordance with this Section 6.01.

     (c) As of the Closing and for as long as Buyer owns any shares of Common Stock, the Bylaws of the Company shall provide that all actions taken by any committee of the Board shall be recommendations that shall be submitted to the full Board for approval unless, prior to such action being taken, the Board has adopted a resolution expressly delegating to the committee the power to take the action in question.

     (d) The Company shall not, and shall not permit its Affiliates to, solicit proxies (as such terms are used in the proxy rules of the SEC) of the stockholders of the Company to vote against any Investor Director or for the approval of any stockholder or other proposals that are inconsistent with the rights afforded Buyer pursuant to this Agreement.

     (e) In addition to any compensation to which the members of the Board may be entitled, the Company shall reimburse each Investor Director for the reasonable out-of-pocket expenses incurred by such director. In addition, the Company shall obtain and maintain at all times during which this Agreement remains in effect, at the cost and expense of the Company, director liability insurance policies covering each member of the Board.

     SECTION 6.02. Committees. Subject to any law or stock exchange rule prohibiting committee membership by Affiliates of the Company, Buyer shall be entitled to at least proportionate representation (and in any event not less than one) by Investor Directors on any committee of the Board based on the composition of the Board as between Investor Directors and non-Investor Directors.

     SECTION 6.03. Voting Matters. In addition to any vote or consent of the Board or its stockholders required by law or the Certificate of Incorporation, so long as Buyer has the right to designate Investor Directors in accordance with the terms of Section 6.01, neither the Company nor the Board shall cause or permit to occur any of the following events without the affirmative vote of all of the Investor Directors:

          (i) any capital expenditure by the Company or any Subsidiary of the Company which is not contemplated in any current annual budget and which, individually or in the aggregate, exceeds $200,000;

          (ii) the hiring or termination by the Company or any Subsidiary of the Company of any officer or senior executive reporting to the chief executive officer with an annual salary of $130,000 or more or the entering into of any new or amendment of any existing employment or severance agreement or any change of control agreement with any such officer or senior executive reporting directly to the chief executive officer;

          (iii) the direct or indirect redemption, purchase or making of any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;

          (iv) (A) the sale, lease, transfer or other conveyance, or permitting of any Subsidiary to sell, lease, transfer or otherwise convey, any assets representing five percent (5%) or more of the consolidated assets of the Company or its Subsidiaries, (B) the consolidation or merger with, or permitting any Subsidiary to consolidate or merge with, any Person, (C) the recapitalization, reclassification or other change, or permitting any Subsidiary to recapitalize, reclassify or otherwise change, any capital stock of the Company or any Subsidiary, including the splitting, combination or subdivision of any shares of capital stock, or (D) except as would not violate the duties of the directors or as otherwise required by law, the taking or instituting of any proceedings relating to bankruptcy, or the dissolution, liquidation or winding-up of the Company or permitting any Subsidiary to take or institute any proceedings relating to bankruptcy, or dissolving, liquidating or winding-up such Subsidiary.

`except as expressly contemplated by this Agreement, the authorization, issuance or entering into of any agreement providing for the issuance, or permitting of any Subsidiary to authorize, issue or enter into any agreement providing for the issuance, purchase, acquisition, or redemption (contingent or otherwise) of (A) any notes or debt securities containing equity features (including, without limitation, any note or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities, or containing profit participation features) or (B) any capital stock or other equity securities, or any securities convertible into or exchangeable for any capital stock or other equity securities, other than issuances pursuant to the Company Option Plan;

          (v) the acquisition, or permitting of any Subsidiary to acquire, in one transaction or a series of related transactions, and by means of merger, consolidation, or otherwise, any capital stock, other equity interest or assets of, or any direct or indirect ownership of, any Person;

          (vi) the entering into, or permitting of any Subsidiary to enter into, any agreement, contract, lease or commitment on the part of the Company or such Subsidiary the fair market value of which exceeds $200,000;

          (vii) except as expressly contemplated by this Agreement, the amendment of the Certificate of Incorporation, or the Company's Bylaws or the filing of any resolution of the board of directors with the Secretary of State of the State of Delaware containing any provisions which would adversely affect or otherwise impair the rights of the holders of the Common Stock or would be inconsistent with the provisions of this Agreement or the rights of Buyer hereunder;

          (viii) the entering into, or permitting any Subsidiary to enter into, any agreement to do or effect any of the foregoing or the creation of any subsidiary in which the Company has an economic interest;

          (ix) directly or indirectly incur any indebtedness or liability for borrowed money or guarantee such indebtedness or enter into any agreement to become contingently liable, by guaranty or otherwise, for the obligations or indebtedness of any Person or make or commit to make any loans, advances or capital contributions to, or investments in, any Person or to any other Person, or refinance or restructure any existing loan; provided, however; that this clause (x) shall exclude (i) the incurrence of trade indebtedness or contingent liabilities in the ordinary course of business; (ii) the making of guarantees in the ordinary course of business for a bona fide business purpose; (iii) the making of advances in the ordinary course of the business for a bona fide business purpose; and (iv) the making of bank deposits and other investments in marketable securities and cash equivalents made in the ordinary course of business and consistent with past practice.

          (x) the placing, permitting, allowing or offering to exist of any Lien on any of its assets or properties other than Permitted Liens and Liens entered into in the ordinary course;

          (xi) the Company's entering into any lines of business which is not its Existing Line of Business or contemplated by the MPL License or any joint ventures, partnerships or similar arrangements;

          (xii) the Company's exiting its Existing Line of Business;

          (xiii) the adoption, implementation or acceptance (including the failure to opt out) of any Anti-Takeover Provision not in effect as of the date hereof or the provisions of Section 203 et seq. of the DGCL or any other state anti-takeover statute that would be applicable to, and, in the reasonable determination of Buyer, adversely affect, Buyer and its Affiliates, or any transferees of Buyer's Purchase Shares or Technology Shares; or

          (xiv) the entering into, or permitting of any Subsidiary to enter into, any agreement to do or effect any of the foregoing.

     SECTION 6.04. Certificate of Incorporation; Bylaws. After the date hereof, the Company and Buyer shall take or cause to be taken all lawful action necessary to ensure at all times as of and following the Closing Date that the Amended and Restated Certificate of Incorporation and Bylaws of the Company are not inconsistent with the provisions of this Agreement or the transactions contemplated hereby, including the provisions of this Article VI, and that none of the provisions of this Agreement or the Amended and Restated Certificate of Incorporation in the Bylaws of the Company may be amended by the Board absent the affirmative vote of the Investor Directors.

     SECTION 6.05. Majority Holder Transferees. Neither the Company nor the Board shall cause or permit to occur, without the prior written consent of Majority Holder, the adoption, implementation or acceptance (including the failure to opt out) of any Anti-Takeover Provision not in effect as of the date hereof or the provisions of Section 203 et. seq. of the DGCL or any other state takeover statute that would be applicable to, and, in the reasonable determination of Majority Holder, adversely affect, Majority Holder and its Affiliates, or any transferees of any of the Majority Holder Shares.

                                 ARTICLE VII

                           COVENANTS AND AGREEMENTS


     SECTION 7.01. Conduct of the Business. During the period from the date of this Agreement until the Closing, the Company will not take and will cause its Subsidiary not to take any action that materially and adversely affects its ability to, and the Company covenants and agrees that it will (i) pursue its business in the ordinary course and in the same manner as presently conducted,
(ii) seek to preserve intact its current business organization, and (iii) use its commercially reasonable efforts to preserve its relationships with customers, suppliers and others having business dealings with it. During such period, except as contemplated by this Agreement the Company shall not permit to occur without Buyer's prior written consent, any of the items enumerated in
Section 6.03, as well as the following additional matters:

     (a) except with respect to options currently outstanding under the Company Option Plan, the issuance, delivery, sale, disposition, pledge or other encumbrance, or authorize or propose the issuance, delivery, sale, disposition, pledge or other encumbrance of (i) any shares of any class of its capital stock, or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or (ii) any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date hereof; provided, however, that the Company may issue at any time prior to Closing up to $1,000.00 of non-voting preferred stock, which preferred stock will not have any liquidation or any other rights disproportionate with the amounts of preferred stock issued.

     (b) (i) grant any increases in the compensation of any of its directors, officers or employees, (ii) pay or agree to pay any pension or retirement allowance or other employee benefit not required or contemplated by any Plan as in effect on the date hereof to any such director, officer or employee, whether past or present, (iii) enter into any new or amend any existing employment or severance agreement or any change of control agreement with any such director, officer or employee, (iv) except for bonuses granted and approved by the Compensation Committee of the Board for the officers of the Company in 2000 and on February 6, 2001, pay or agree to pay any bonus to any director or officer (whether in the form of cash, capital stock or otherwise),
(v) enter into, or negotiate, any collective bargaining agreement with respect to employees of the Company except as required by law, (vi) except as may be required to comply with applicable law, amend any existing, or become obligated under any new Plan, or (vii) except in the ordinary course, hire any salaried employees;

     (c) the incurrence of any indebtedness or liability for borrowed money or guarantee of such indebtedness or agreement to become contingently liable, by guaranty or otherwise, other than guarantees made in the ordinary course of business for a bona fide business purpose, for the obligations or indebtedness of any Person or making or committing to make any loans, advances other than advances made in the ordinary course for a bona fide business purpose or capital contributions to, or investments in, any Person or to any other Person, except for bank deposits and other investments in marketable securities and cash equivalents made in the ordinary course of its business consistent with past practice, or refinance or restructure any existing loan;

     (d) the entering into of any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of the Company;

     (e) the entering into of any contract, arrangement or understanding requiring the purchase or delivery of equipment, materials, supplies or services over a period greater than 12 months which is not cancelable without penalty on 30 or fewer days' notice and that involves an expenditure or liability in the aggregate in excess of $10,000;

     (f) forgive any indebtedness owed to the Company except for forgiveness of $25,000 or less associated with settlement of accounts receivable of customers in the ordinary course of business or converting or contribution by way of capital contribution of any such indebtedness owed, or settlement or canceling of any claims that it may possess or waiver of any rights of material value or surrendering or abandonment of any property, tangible or intangible, or rights of any material value;

     (g) the entering into of, modification or extension of, any agreement, contract or commitment involving an expenditure in excess of $100,000 for any one such agreement, contract or commitment except for inventory purchase commitments for less than $500,000 and for a purchase commitment term of less than four months;

     (h) the placing, permitting, allowing or offering to exist of any Lien on any of its assets or properties other than Permitted Liens;

     (i) except for obsolete equipment and inventory, the sale or other disposition of any real property or any material amount of tangible or intangible personal property other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness;

     (j) the foreclosure upon or other taking of title to or possession or control of any real property without first obtaining a phase one environmental report thereon;

     (k) the entering into of any new, or modification, amendment or extension of, the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk, except in the ordinary course of business consistent with past practices and prudent business practices;

     (l) except with respect to currently outstanding options under the Company Option Plan, the entering into of any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account other than securities backed by the full faith and credit of the United States or an agency thereof;

     (m) the making of any material changes in its pricing policies related to its products;

     (n) the authorization or entering into of any agreement providing for management or advisory services to be provided by or to such party;

     (o) the mortgage, pledge, encumbrance, sale, lease, license, or other transfer or disposition of any of its assets, including real or personal property, provided that the sale of inventory in the ordinary course is not precluded by this clause;

     (p) the implementation or adoption of any changes in its accounting principles, practices or methods, other than as may be required by GAAP;

     (q) knowingly taking any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or the performance of its covenants and agreements under this Agreement;

     (r) performing any act or omitting to take any action that would make any of the representations or warranties contained in this Agreement inaccurate or materially misleading as of the Closing or that would cause a breach of any of the covenants or agreements of this Agreement.

     (s) the settling of any material tax audit, make or change any tax election, or the amendment of any Tax Return;

     (t) the institution, termination or settlement of any litigation, except to the extent that failure to do so would prejudice the Company's or any of its Subsidiaries' rights;

     (u) the authorization or announcement of an intention to do any of the foregoing, or the entering into of any contract, agreement, commitment or arrangement to do any of the foregoing.

     SECTION 7.02. Officers and Employees. The Company agrees that, prior to the Closing, it will use its commercially reasonable efforts to encourage its officers and employees to the extent they are in good standing to maintain their employment with the Company after the Closing.

     SECTION 7.03. Meeting of Stockholders. The Company hereby covenants and agrees that it shall, as promptly as practicable, take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "Stockholders Meeting") and shall use all commercially reasonable efforts to hold such meeting as promptly as practicable after the date hereof. The purpose of such meeting shall be, among other things, to consider and vote upon the approval of the transactions contemplated by the Agreement. Subject to the fiduciary duties of the Board under applicable law as advised by counsel, the Board shall recommend and declare advisable such approval and the Company shall take all lawful action to solicit such approval, including, without limitation, the inclusion of the recommendation of the Board in the Proxy Statement that the stockholders of the Company vote in favor of the approval of all the transactions contemplated hereby.

     SECTION 7.04. Proxy Materials. (a) As soon as practicable after the date hereof, the Company shall prepare, and Buyer and Majority Holder shall cooperate in the preparation of, and the Company shall file with the SEC, the Proxy Statement and a form of proxy, in connection with the vote of the Company's stockholders with respect to the transactions contemplated by the Agreement. The Company will use all reasonable efforts to cause the Proxy Statement to be mailed to stockholders of the Company at the earliest practicable date as permitted by the SEC and applicable laws.

     (b) If at any time prior to the Closing Date, any event relating to or affecting the Company, Buyer, or Majority Holder shall occur as a result of which it is necessary, in the opinion of counsel for the Company, Buyer or Majority Holder to supplement or amend the Proxy Statement in order to make such document not misleading in light of the circumstances existing at the time approval of the stockholders of the Company is sought, the Company, Buyer or Majority Holder will notify the other parties hereto thereof and, in the case of Buyer or Majority Holder, it will cooperate with the Company in preparing, and, in the case of the Company, it will prepare and file, an amendment or supplement with the SEC and, if required by law or the rules and regulations under the Exchange Act, applicable state securities authorities and each national securities exchange upon which the Common Stock is then listed for trading and/or quotation system on which such stock is quoted such that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading, and the Company will, as required by law, disseminate to its stockholders such amendment or supplement.

     SECTION 7.05. HSR Act and Other Filings. The Company, Buyer, and Majority Holder shall, as soon as practicable after the date hereof, and at their own respective expense, file in connection with the transactions contemplated by this Agreement any reports or notifications that may be required to be filed by them (if any) under the HSR Act with each of the Department of Justice and the Federal Trade Commission and shall cooperate with each other with respect to such filing. The Company, Buyer, and Majority Holder further agree that they each shall, at their own expense, utilize commercially reasonable efforts to respond to any and all requests for additional information, or other formal or informal requests for information, witnesses or documents that may be made by the Department of Justice or the Federal Trade Commission and shall cooperate in attempting to secure early termination of any applicable waiting period. The Company, Buyer, and Majority Holder shall make or cause to be made all such other filings and submissions with any Governmental Authority under laws and regulations applicable to the Company, Buyer, and Majority Holder, if any, as may be required of the Company, Buyer, and Majority Holder for the consummation of the transactions contemplated by this Agreement. The Company, Buyer, and Majority Holder shall coordinate and cooperate with one another and shall each furnish to the other all such information in their possession and provide such reasonable assistance as may be required for the completion of the reports or notifications to be filed by such other parties under this
Section 7.05 or under any other provision of this Agreement. Each of the parties further agrees to keep the other party fully apprised of its actions with respect to any and all filings referred to in this Section 7.05 or in any other provision of this Agreement.

     SECTION 7.06. No Transfers. Notwithstanding any other provision in this Agreement, (i) Majority Holder agrees that (x) from and after the execution hereof and through the earlier of the Closing or the termination of this Agreement, it shall not sell, transfer, dispose of, or otherwise convey to any Person any Majority Holder Notes, and (y) subject to the conditions and the terms set forth in this Agreement, on the Closing, Majority Holder will exchange 100% of the Majority Holder Notes for the Majority Holder Shares, and
(ii) Buyer agrees that from and after the execution hereof, it shall not sell, transfer, dispose of, or otherwise convey to any Person any capital stock of Buyer Sub 1 or Buyer Sub 2 and that, on the Closing, Buyer shall transfer 100% of the share capital of Buyer 1 Sub to the Company.

     SECTION 7.07. Transfer Restriction. The Company and Majority Holder agree that (i) during the 180 day period following the Closing, the Majority Holder will not directly or indirectly, sell, offer to sell, grant any option for the sale of, enter into any agreement to sell, or otherwise dispose of any shares of Common Stock held by it, (ii) during the 90 day period thereafter, Majority Holder shall have the right to, directly or indirectly, sell, offer to sell, grant any option for the sale of, enter into any agreement to sell, or otherwise dispose of up to twenty-five percent (25%) in the aggregate of the shares of Common Stock held by it immediately following the Closing (which number shall be adjusted in accordance with all splits, pro rata stock dividends or reclassifications of the Common Stock), and (iii) during the 90 day period thereafter, Majority Holder shall have the right to, directly or indirectly, sell, offer to sell, grant any option for the sale of, enter into any agreement to sell, or otherwise dispose of up to an aggregate of fifty percent (50%) in the aggregate of the shares of Common Stock held by it immediately following the Closing (which number shall be adjusted in accordance with all splits, pro rata stock dividends or reclassifications of the Common Stock). Following the one-year anniversary of the Closing, the shares of Common Stock held by Majority Holder shall be free of all contractual resale restrictions. At any time Majority Holder desires to dispose of shares in accordance with the terms of this Section 7.07 (other than in an underwritten offering), Majority Holder shall agree to dispose of such shares through a broker reasonably acceptable to Majority Holder and the Company, or in market transactions whereby Majority Holder disposes on any given day such number of shares not to exceed 80% of the average trading volume of the Company's Common Stock over the previous 20 trading day period. Subject to the other terms and conditions of this Agreement, the Company and Buyer agree to cooperate reasonably with Majority Holder so that Majority Holder may achieve liquidity with respect to the Majority Holder Shares as soon as practicable, and at the best available price, including without limitation, by exempting or approving any purchaser of Common Stock under any Anti-Takeover Provisions, and under Section 203 et. seq. of the DGCL and any other state takeover statute applicable to a transaction contemplated by Majority Holder and a purchaser.

     SECTION 7.08. Notification. Between the date hereof and the Closing Date, each of the Company, Buyer (as to itself and Buyer Sub 1 and Buyer Sub 2), and Majority Holder shall notify the other parties of any material litigation, arbitration or administrative proceeding (including any Government Authority complaint or proceeding) pending or, to each of such party's knowledge, threatened against such party that challenges or materially affects such party's ability to perform its obligations hereunder or the transactions contemplated hereby or that could reasonably be expected to cause any Government Authority to deny its consent to the transactions contemplated by this Agreement or that reasonably could be expected to have a Material Adverse Effect on the Company or of any failure on the part of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of such notice pursuant to this Section 7.08 shall not limit or otherwise effect any remedies available to the party receiving such notice. Each party shall promptly disclose to the other party in writing any information set forth in the Disclosure Statement hereto that no longer is correct and any information of a nature of that set forth in the Disclosure Statement that arises after the date hereof and which would have been required to be included in the Disclosure Statement if such information had been available prior to the date hereof. No disclosure by any party pursuant to the immediately preceding sentence shall be deemed to amend or supplement the disclosures set forth on the Disclosure Statement or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

     SECTION 7.09. Additional Issuances. (a) At any time after the date hereof, if the Company shall issue or propose to issue any additional shares of Common Stock, warrants, options or other rights or instruments of any kind convertible into or exercisable or exchangeable for shares of Common Stock (the "Additional Securities"), (i) each of Buyer and Majority Holder shall have the right to subscribe for and to purchase at the same price per share that number of Additional Securities necessary to maintain such party's fully-diluted percentage beneficial equity interest as of the Closing. Any offer of Additional Securities made to Buyer or Majority Holder under this
Section 7.09 shall be made by notice in writing (the "Subscription Notice") at least 10 Business Days prior to the date on which a meeting of the Board is held to authorize the issuance of such Additional Securities. The Subscription Notice shall set forth (i) the number of Additional Securities proposed to be issued to Persons other than Buyer and Majority Holder and the terms of such Additional Securities, (ii) the consideration (or manner of determining the consideration), if any, for which such Additional Securities are proposed to be issued and the terms of payment, (iii) the number of Additional Securities offered to Buyer and Majority Holder in compliance with the provisions of this
Section 7.09 and (iv) the proposed date of issuance of such Additional Securities. Not later than 20 Business Days after its receipt of a Subscription Notice, Buyer and Majority Holder shall each separately notify the Company in writing whether it elects to purchase all or any portion of the Additional Securities offered to such party, pursuant to the Subscription Notice. If Buyer or Majority Holder elects to purchase any such Additional Securities, the Additional Securities that it shall have elected to purchase shall be issued and sold to such party by the Company at the same time and on the same terms and conditions as the Additional Securities are issued and sold to third parties. If, for any reason, the issuance of Additional Securities to third parties is not consummated, Buyer's right or Majority Holder's right to its share of such issuance shall lapse, subject to Buyer's ongoing subscription right with respect to issuances of Additional Securities at later dates or times.

     (b) At any time after the date hereof, but prior to the Closing Date, if the Company shall issue Additional Securities, the Company agrees that it shall take all such action as is necessary to adjust the Exchange Ratio to the extent necessary to ensure that Holders own an aggregate of 30% (assuming all Holders were to exchange their Notes for Common Stock, and to the extent not all Holders have effected such exchange, such proportionate lesser percentage) of all of the issued and outstanding shares of Common Stock of the Company on a fully diluted basis, after giving effect to the transactions contemplated by this Agreement.

     (c) The Company represents and covenants to Buyer and/or Majority Holder that (i) upon issuance, all the shares of Additional Securities sold to Buyer and/or Majority Holder pursuant to this Section 7.09 shall be duly authorized, validly issued, fully paid and nonassessable and will be approved (if outstanding securities of the Company of the same type are at the time already approved) for listing on the Nasdaq Stock Market or for quotation or listing on the principal trading market for the securities of the Company at the time of issuance, (ii) upon delivery of such shares, they shall be free and clear of all Liens of any nature and shall not be subject to any preemptive right of any stockholder of the Company, and (iii) in connection with any such issuance, the Company shall take such actions as are specified in Section 3.09 with respect to such shares.

     SECTION 7.10. No Inconsistent Action. Each of the Company, Buyer, and Majority Holder agrees that it shall not take any action that is materially inconsistent with any of its respective obligations under this Agreement.

     SECTION 7.11. Conditions. The Company, Buyer, and Majority Holder covenant and agree that, subject to the provisions of Article VIII hereof, if any event should occur, either within or without the control of any party hereto, that would prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, then the party as to which such event relates shall use all commercially reasonable efforts to cure the event as expeditiously as possible; provided, however, that in such event, none of the parties shall have any obligation to take any action not specifically required by the terms of this Agreement to cure such event that is unduly burdensome or that would have a Material Adverse Effect on it or on the Company.

     SECTION 7.12. Confidential Information. (a) The Company, Buyer, and Majority Holder for themselves, their respective directors, officers, employees, Affiliates, agents and representatives covenant with each other that they each will use all information relating to the other parties acquired by them pursuant to the provisions of this Agreement or in the course of negotiations with, or examinations of, the other parties only in connection with the transactions contemplated hereby and not in any way detrimental to the other parties and shall cause all information obtained by them pursuant to this Agreement and such negotiations and examinations that are not publicly available to be treated as confidential and in accordance with the terms of
(i) that certain Confidentiality Agreement, dated July 21, 2000, by and between Buyer and the Company (the "Buyer Confidentiality Agreement"), and
(ii) that certain Confidentiality Agreement by and between Mackay and the Company except as may otherwise be required by law or as may be necessary or appropriate in connection with the enforcement of this Agreement or any instrument or document referred to herein or contemplated hereby. Buyer expressly agrees that the Buyer Confidentiality Agreement shall apply to Buyer Sub 1 and Buyer Sub 2.

     (b) Notwithstanding the provisions of this Section 7.12, in the event of termination of this Agreement, each of the parties will cause to be delivered to the other all documents, work papers and other material obtained by it from the other, whether so obtained before or after the execution of this Agreement, and each such party agrees that it shall not use or disclose, directly or indirectly, any information so obtained, or otherwise obtained from the other hereunder or in connection therewith, provided that (i) any such party may use and disclose any such information that has been disclosed publicly (other than by such party or any Affiliate thereof in breach of its obligations under this Section 7.12), and (ii) to the extent that any such party or any Affiliate thereof may become legally compelled to disclose any such information, such party shall use all commercially reasonable efforts, and shall afford the other parties the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be disclosed.

     SECTION 7.13. Cooperation. The Company, Buyer, and Majority Holder covenant and agree to cooperate fully with each other in taking any actions, including actions to obtain the required consent of any Governmental Authority or any third party necessary to effect the transactions contemplated by this Agreement; provided, however, that no party shall be required by this Section
7.13 to take any action not specifically required by the terms of this Agreement that would have a Material Adverse Effect upon it or the Company or would be unlawful.

     SECTION 7.14. Consent of Certain Investors. The Company covenants and agrees that it will exercise commercially reasonable efforts to (a) obtain the approval of the transactions contemplated by this Agreement from Cingular Wireless as the holder of all of the outstanding shares of Class B Common Stock, as required by the Certificate of Incorporation of the Company, and (b) to encourage Erin Mills International Investment Corporation and Carlyle HighwayMaster Investors to vote in favor of the transactions contemplated by this Agreement.

     SECTION 7.15. Certain Actions. (a) The Company agrees that it shall not, and that it shall use its best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any purchase or sale of the assets of the Company, or any purchase or sale of, or tender exchange offer for, the equity securities of the Company that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 10% or more of the total voting power of the Company (any such proposal, offer or transaction being hereinafter referred to as an "Acquisition Proposal"), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal. The Company shall immediately instruct and otherwise use its reasonable best efforts to cause its directors, officers, employees, agents, the Company (including, without limitation, any investment banker, attorney, or accountant retained by it), consultants and other representatives to comply with such prohibitions. The Company shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. The Company shall promptly notify Buyer orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries.

     (b) Notwithstanding the foregoing, the Board shall be permitted to engage in any discussions or negotiations with or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if the Board, in its good faith judgment and after receipt of the written advice of counsel, determines that the failure to provide such information or engage in such action would result in the members of the Board breaching their fiduciary duties under applicable law, and clauses (iii) and
(iv) of Section 7.15(a) shall not be applicable with regard to an Acquisition Proposal, if and only to the extent that, the Board concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal. For purposes of this Section 7.15, the term "Superior Proposal" means, with respect to the Company, a bona fide written Acquisition Proposal for the Company made by a Person (other than Buyer or any affiliates thereof) and which is on terms that the Board in good faith concludes (following receipt of the advice of its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal would, if consummated, result in a transaction that is more favorable to its stockholders, from a financial point of view, than the transactions contemplated hereby and is reasonably capable of being completed.

     SECTION 7.16. Financial Statements and Other Reports. (a) the Company will, as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarter period) in each fiscal year, furnish to Buyer statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and any Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and any Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery of a copy of the Quarterly Report on Form 10-Q (without exhibits unless requested by Buyer) of the Company for such quarterly period filed with the SEC shall be deemed to satisfy the requirements of this Section 7.16(a);

     (b) the Company will, as soon as practicable and in any event within 90 days after the end of each fiscal year, furnish to Buyer statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and any Subsidiaries for such year, and a consolidated balance sheet of the Company and any Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized standing selected by the Company; provided, however, that delivery of a copy of the Annual Report on Form 10-K (without exhibits unless requested by Buyer) of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this Section 7.16(b);

     (c) prior to the Closing Date, the Company will furnish to Buyer such other financial data of the Company and any Subsidiaries as Buyer may reasonably request.

     SECTION 7.17. Exchange of Stock Certificates. Promptly upon surrender of any certificates representing Shares at the office of the Company, the Company will, at its expense, execute and deliver to Buyer and Majority Holder a new certificate or certificates in denominations specified by Buyer or Majority Holder for an aggregate number of Shares equal to the number of Shares represented by the certificates surrendered; provided such exchange is in compliance with applicable federal and state securities laws, including but not limited to the Securities Act.

     SECTION 7.18. Lost, Stolen, Destroyed or Mutilated Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for Shares and, in the case of loss, theft or destruction, upon delivery of an affidavit and indemnity reasonably satisfactory to the Company or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate of like tenor for a number of Shares equal to the number of Shares represented by the certificate lost, stolen, destroyed or mutilated.

     SECTION 7.19. Books and Records. The Company will keep, and will cause each of its Subsidiaries to keep, proper accounting records in accordance with generally accepted accounting principles. Buyer shall, upon prior request, subject to reasonable notice and during regular business hours, have the right to visit the headquarters of the Company. All expenses incurred by Buyer in connection with the foregoing shall be solely for the account of Buyer.

     SECTION 7.20. Insurance. The Company will carry and maintain in full force and effect, and will cause its Subsidiaries to carry and maintain in full force and effect, at all times with financially sound and reputable institutions, insurance in such forms and amounts and against such risks as may be reasonable and prudent in the circumstances for a group of companies of established reputation engaged in the same or a similar business and owning and operating properties similar as those of the Company and its Subsidiaries and in any event as may be required by applicable laws, statutes, regulations, rules or orders.

     SECTION 7.21. Maintenance of Nasdaq SmallCap Market System Quotation Approval. The Company covenants and agrees that from and after the execution hereof, and so long as any Shares are outstanding, the Company will use its reasonable best efforts to ensure that its Common Stock (including the Shares) continues to be approved for quotation on the Nasdaq SmallCap Market System or listed on a national securities exchange.

     SECTION 7.22. Current Information. During the period from the date of this Agreement to the Closing, the Company shall promptly furnish Buyer with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Buyer.

     SECTION 7.23. Access to Information. (a) Between the date hereof and the Closing, subject to the applicable laws, the Company shall afford the officers, employees, auditors and other agents of Buyer reasonable access during normal business hours and upon reasonable notice to its officers, employees, properties, offices, plants and other facilities, and contracts, commitments, books and records relating thereto, and shall furnish such Persons all such documents and such financial, operating and other data and information regarding such businesses and Persons that are in the possession of such Person as Buyer through its officers, employees or agents may from time to time reasonable request. All such information will be provided subject to the terms of the Buyer Confidentiality Agreement.

     (b) Subject to the applicable laws, Buyer shall afford the officers, employees, auditors and other agents of the Company reasonable access during normal business hours and upon reasonable notice to the officers, employees, properties, offices, plants and other facilities, and contracts, commitments, books and records relating thereto, of Buyer Sub 1 and Buyer Sub 2, respectively, and shall furnish such Persons all such documents and such financial, operating and other data and information regarding such businesses and Persons that are in the possession of such Person as the Company through its officers, employees or agents may from time to time reasonable request. All such information will be provided subject to the terms of the Buyer Confidentiality Agreement.

     SECTION 7.24. Exchange Offer. The Company and Buyer agree that, promptly after the execution of this Agreement, the Company will commence the Exchange Offer to holders of the Notes, offering to exchange such Notes for shares of Common Stock at the Exchange Ratio, and substantially on the terms and conditions set forth herein with respect to the Majority Holder Notes and Other Mackay Holders Notes and such other customary terms and conditions as the parties hereto may agree. Buyer and Majority Holder shall each use commercially reasonable efforts to cooperate with and assist the Company in securing the acceptance of all the holders of the Notes of the Exchange Offer. The Company agrees that it will not terminate the Exchange Offer except as otherwise permitted by its terms.

     SECTION 7.25. Tax Election for Buyer Sub 1 and Buyer Sub 2. At the request of the Company, Buyer shall cause either or both of Buyer Sub 1 and Buyer Sub 2 to file an effective election on Internal Revenue Service Form 8832 (Entity Classification Election) to be disregarded as an entity separate from its owner, within the meaning of Treasury Regulation Section 301.7701-3(a). With respect to Buyer Sub 1 such election shall be made in such a manner that it is effective immediately prior to Closing. With respect to Buyer Sub 2, if requested by the Company such election shall be made at such time that it shall be effective as of the date of formation of Buyer Sub 2.

     SECTION 7.26. Actions. Majority Holder covenants and agrees that it will not at any time directly or indirectly commence or participate in any claim, litigation, actions or challenges as to the issuance of the Majority Holders Shares which claim, litigation, action or challenge is based on an alleged violation of Section 5 of the Securities Act due solely to the issuance of Majority Holders Shares in a transaction within Section 3(a)(9) of the Securities Act during the pendency of the transaction with Buyer within
Section 4(2) of the Securities Act.

     SECTION 7.27. Nasdaq Matters. The Company and Buyer agree that, from and after the Closing, they will, and will cause their respective counsel to, cooperate and consult with each other as often as is necessary in connection with discussions that may occur from time to time between the Company and Nasdaq with respect to the continued listing or quotation of the Company's securities on Nasdaq so that Buyer is fully aware of all developments related to any such discussions with Nasdaq, and the Company and its representatives shall include Buyer and its representatives in such discussions (if it so chooses) prior to such discussions occurring. The Company further agrees to use its best efforts to comply with any directives or recommendations received from Nasdaq so as to maintain its inclusion in the Nasdaq SmallCap Market.

                                 ARTICLE VIII

              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES


     SECTION 8.01. Conditions to Each Party's Obligations. The performance of the obligations of each of the Company, Buyer, and Majority Holder to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions, which conditions may, to the extent permitted by law, be waived only with the written consent of each of the Company, Buyer and Majority Holder.

     (a) Company Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved by the requisite holders of Company Common Stock in accordance with applicable provisions of the DGCL and the Company's Certificate of Incorporation and Bylaws at the Stockholders Meeting.

     (b) No Injunctions or Proceedings. There shall not be in effect any judgment, writ, injunction, order (including any temporary restraining order) or decree issued by a court or Governmental Authority of competent jurisdiction in an action or proceeding (collectively, an "Order") restraining, enjoining, or otherwise preventing the consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction unacceptable to the Company, Buyer or Majority Holder, each in its reasonable judgment, nor shall there be pending or threatened by any Governmental Authority any suit, action, or proceeding seeking to restrain or restrict the consummation of the transactions contemplated hereby or seeking damages in connection therewith, which in the reasonable judgment of the Company, Buyer or Majority Holder could have a Material Adverse Effect on the Company after the Closing Date or the ability of Buyer or Majority Holder to perform their respective obligations hereunder, nor shall there be pending any cause of action or other proceeding commenced by a Governmental Authority of competent jurisdiction seeking the imposition of an Order.

     (c) Approval of Cingular Wireless. As required by the Certificate of Incorporation of the Company, the Company shall have obtained from Cingular Wireless, as the holder of all the issued and outstanding shares of Class B Common Stock, the written consent and approval of Cingular Wireless with respect to the transactions contemplated by this Agreement.

     (d) Certificate of Incorporation; Bylaws. At the Stockholders Meeting, the requisite holders of the Company Common Stock shall have duly approved an amendment to the Company's Certificate of Incorporation pursuant to the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit D, to provide for, among other things, a single class of Common Stock, the Reverse Stock Split, and an increase in the number of shares of Common Stock, and such amendment shall have been filed with and accepted by the Delaware Secretary of State and shall be in full force and effect, and the Company shall have amended the Company's Bylaws such that they conform with, or do not conflict with, Article VI.

     (e) Indenture;. The Indenture shall have been duly and validly amended in accordance with the terms thereof such that the transactions contemplated hereby shall not constitute or be deemed to constitute (x) a "change of control" as defined in Section 1.1 of the Indenture, and (y) the type of transactions as specified under the Indenture that would require or obligate the Company to repurchase any Notes under Section 4.14 of the Indenture.

     (f) Third-Party Consents. All required authorizations, consents and approvals of any third party (other than a Governmental Authority), the failure of which (either individually or in the aggregate) to obtain would have a Material Adverse Effect on the Company, Buyer, or Majority Holder, or the ability of such party to consummate the transactions contemplated hereby, shall have been authorized or obtained, as appropriate.

     SECTION 8.02. Additional Conditions to Obligations of the Company. The performance of the obligations of the Company hereunder is subject to the fulfillment at or prior to the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company):

     (a) Representations and Warranties. Each of the representations and warranties of Buyer and Mackay and Majority Holder made in this Agreement which are not, by their terms, qualified by a materiality standard, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (and the representations and warranties of Buyer and Majority Holder contained in this Agreement which are, by their terms, qualified by a materiality standard, shall have been true and correct on the date hereof and shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date), except for representations and warranties specifically relating to a time or times other than the date hereof or thereof, which shall be true and correct in all material respects (to the extent they are not, by their terms, qualified by a materiality standard, and shall be true and correct to the extent they are so qualified) at such specified time or times, and except for changes thereto permitted or contemplated by this Agreement.

     (b) Compliance with Covenants and Agreements. Buyer and Mackay and Majority Holder shall have performed and complied in all material respects with all terms, covenants, agreements, undertakings, acts, conditions and obligations required by this Agreement to be performed or complied with by such party prior to or at the Closing.

     (c) Officer's Certificates. The Company shall have received a certificate from Buyer, dated as of the Closing Date, executed by a Director of Buyer certifying that: (i) such party's Board of Directors (or corporate body) has duly adopted resolutions, copies of which shall be attached to such certificate, (x) approving the terms of this Agreement and any agreement to be delivered in accordance with this Agreement and authorizing the consummation of the transactions contemplated hereby and thereby, and (y) authorizing an officer thereof to execute and deliver this Agreement and all necessary ancillary documents, (ii) all of such resolutions are in full force and effect, (iii) none of such resolutions has been amended or modified, and (iv) the consent or approval of its stockholders is not required by applicable laws. The Company shall also have received a certificate from Buyer and Majority Holder certifying that the representations and warranties of such party contained in this Agreement that are not, by their terms, qualified by a materiality standard, were true and correct in all material respects when made and are true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (and that the representations and warranties of such party contained in this Agreement that are, by their terms, qualified by a materiality standard, were true and correct when made and are true and correct on and as of the Closing Date as though made on and as of the Closing Date), except to the extent they relate to a particular date and except for changes permitted or contemplated by this Agreement, and that such party has complied with or performed in all material respects all terms, covenants, agreements, undertakings, acts, conditions and obligations to be complied with or performed by it on or prior to the Closing Date.

     (d) Incumbency Certificate. The Company shall have received a certificate from Buyer signed by its Secretary or Assistant Secretary and dated as of the Closing Date, certifying as to each person executing this Agreement on behalf of such party that (a) such person is an officer thereof holding the office or offices specified therein, and (b) the signature of each such person set forth on such certificate is his or her genuine signature.

     (e) Consents Obtained. Any consents required to be obtained by Buyer shall have been obtained.

     (f) Payment of Purchase Price; Transfer of Stock and Majority Holder Notes. On the Closing Date, (i) Buyer shall have (x) paid to the Company the cash payment specified in Section 2.01 of this Agreement, and (y) transferred all the capital stock of Buyer Sub 1 to the Company as specified in Section
2.02 of this Agreement, and (ii) Majority Holder shall have exchanged the Majority Holder Notes for the Majority Holder Shares.

     (g) Documents/Instruments to be Delivered by Buyer. Buyer and Majority Holder shall have delivered to the Company any documents or instruments, in form and substance reasonably satisfactory to the Company and its counsel, required in connection with the sale, transfer, disposition and issuance of the Purchase Shares, the exchange of the of Buyer Sub 1 Shares for the Technology Shares and the exchange of the Majority Holder Notes for the Majority Holder Shares.

     (h) Material Adverse Effect. No event, change or development shall exist or have occurred since September 30, 2000, with respect to Buyer, Buyer Sub 1, or Buyer Sub 2, including the filing of an action, claim suit, cause of action, or litigation commenced by any third party against Buyer, Buyer Sub 1 and/or Buyer Sub 2, that has had or reasonably would be expected to have a Material Adverse Effect on Buyer, Buyer Sub 1 and/or Buyer Sub 2 or on the ability of Buyer, Buyer Sub 1 and/or Buyer Sub 2 to consummate the transactions contemplated hereby.

     (i) Opinion. The Company shall have received the legal opinion of counsel to Buyer, dated the Closing Date, in a form reasonably satisfactory to the Company and its counsel, with respect to the matters referred to in Schedule 8.02.

     (j) Transfer. The Transfer shall have occurred such that Buyer Sub 1 shall have no assets except for 100% of the capital stock of Buyer Sub 2 and no liabilities.

     (k) Note Matters. The beneficial holders of Notes holding not less than 90% in principal amount of the Notes (including in such calculation the Majority Holder Notes and the Other Mackay Holders Notes) shall have offered to exchange such Notes for shares of Common Stock of the Company pursuant to the terms of the Exchange Offer referenced in Section 7.24 hereof.

     SECTION 8.03. Additional Conditions to Obligations of Buyer. The performance of the obligations of Buyer hereunder is subject to the fulfillment at or prior to the Closing, of each of the following additional conditions (all or any of which conditions may be waived in whole or in part by Buyer):

     (a) Representations and Warranties. Each of the representations and warranties of the Company made in this Agreement that are not, by their terms, qualified by a materiality standard, shall have been true and correct in all material respects as of the date hereof (except for those of Buyer Sub 1 and Buyer Sub 2 as specified in Section 4.14(f)) and shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (and the representations and warranties of the Company and contained in this Agreement that are, by their terms, qualified by a materiality standard, shall have been true and correct on the date hereof and shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date), except for representations and warranties specifically relating to a time or times other than the date hereof or thereof, which shall be true and correct in all material respects (to the extent they are not, by their terms, qualified by a materiality standard, and shall be true and correct to the extent they are so qualified) at such specified time or times, and except for changes thereto permitted or contemplated by this Agreement.

     (b) Compliance with Covenants and Agreements. The Company shall have performed and complied in all material respects with all terms, covenants, agreements, undertakings, acts, conditions and obligations required by this Agreement to be performed or complied with by the Company prior to or at the Closing.

     (c) Officer's Certificate. Buyer shall have received a certificate from the Company, dated as of the Closing Date, certifying that the Board has duly adopted resolutions, copies of which shall be attached to such certificate, and which resolutions shall be in form and substance satisfactory to Buyer, pursuant to which the Company has opted-out of the Delaware Business Combination Statute and that all such action to effect such resolutions shall have been taken. Buyer shall have also received a certificate from the Company dated as of the Closing Date executed by the President or Vice President of the Company certifying that (i) the Board has duly adopted resolutions, copies of which shall be attached to such certificate (x) approving the terms of this Agreement and any agreement to be delivered in accordance with this Agreement and authorizing the consummation of the transactions contemplated hereby and thereby, and (y) authorizing an officer thereof to execute and deliver this Agreement and all necessary ancillary documents, (ii) all of such representations are in full force and effect and none of such resolutions has been amended or modified, (iii) the representations and warranties of the Company contained in this Agreement that are not, by their terms, qualified by a materiality standard, were true and correct in all material respects when made and are true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (and that the representations and warranties of the Company contained in this Agreement that are, by their terms, qualified by a materiality standard, were true and correct when made and are true and correct on and as of the Closing Date as though made on and as of the Closing Date), except to the extent they relate to a particular date and except for changes permitted or contemplated by this Agreement, and (iv) the Company has complied with or performed in all material respects all terms, covenants, agreements, undertakings, acts, conditions and obligations to be complied with or performed by it on or prior to the Closing Date.

     (d) Consents Obtained. Any consents required to be obtained by the Company shall have been obtained, including but not limited to, the consents from landlords under all leases in which the Company is a tenant as are identified in Schedule 3.04.

     (e) Incumbency Certificate. Buyer shall have received a certificate from the Company signed by the Secretary or Assistant Secretary thereof and dated as of the Closing Date, certifying as to each person executing this Agreement or any agreement or instrument contemplated hereby on behalf of the Company that (a) such person is an officer thereof holding the office or offices specified therein, and (b) the signature of each such person set forth on such certificate is his or her genuine signature.

     (f) Stock Certificates. The Company shall have delivered to Buyer a stock certificate or certificates representing the Purchase Shares and the Technology Shares registered in the name of Buyer.

     (g) Documents/Instruments to be delivered by the Company. The Company shall have delivered to Buyer any documents or instruments, in form and substance reasonably satisfactory to Buyer and its counsel, required in connection with the sale, transfer, disposition and issuance of the Purchase Shares and the exchange of the Buyer Sub 1 Shares for the Technology Shares.

     (h) Financing. Buyer shall have obtained financing sufficient to complete the transactions contemplated by this Agreement and pay the expenses associated therewith.

     (i) Inland Revenue Ruling. Buyer shall have received clearance from Her Majesty's Inland Revenue Service, in form and substance satisfactory to Buyer and its counsel, granting clearances in respect of the sale of the Buyer Sub 1 Shares under Section 135 of the Taxation of Chargeable Gains Act 1992.

     (j) Material Adverse Effect. No event, change or development shall exist or have occurred since September 30, 2000 with respect to the Company, including the filing of an action, claim, suit, cause of action, or litigation commenced by any third party against the Company, that has had or reasonably could be expected to have a Material Adverse Effect on the Company or on the ability of the Company to consummate the transactions contemplated hereby.

     (k) Opinion. Buyer shall have received the legal opinion of counsel to the Company, dated the Closing Date, in a form reasonably satisfactory to Buyer and its counsel, with respect to the matters referred to in Schedule
8.03 and as to other matters as Buyer may reasonably request.

     (l) Fairness Opinion. The Company shall have received the written opinion of Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc. that the transactions contemplated by this Agreement are fair to the public stockholders from a financial point of view.

     (m) Appointment of Directors. The Investor Directors shall have been elected to the Board as contemplated by Section 6.01 and the Company shall have taken such actions necessary (if any) to ensure that the Investor Directors are covered by the Company's director and officer liability insurance policy upon such election.

     (n) Maintenance of Nasdaq Approval. The Common Stock of the Company shall continue to be approved for quotation on the Nasdaq SmallCap Market System or listed on a national securities exchange and the Company shall not have been de-listed.

     (o) Waivers. The Company shall have obtained from each executive or employee of the Company who, concurrently with the Closing, is entering into an Employment Agreement, a written agreement, in a form reasonably acceptable to Buyer, that the execution of the Agreement, and the performance hereof by the Company and the other parties hereto (including but not limited to the election to the Board of the Investor Directors pursuant to Section 6.01 hereof) in accordance with its terms shall not be and shall not be deemed to be under any circumstances or for any purposes a "change of control" for purposes of any employment agreements or transition employment agreements or any replacement or substitution thereof and such party shall not have any such rights thereunder as a result thereof.

     (p) Stock Option Plan. The Compensation Committee of the Board (or such other appropriate body) shall have adopted a resolution to the effect that neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (including but not limited to the election to the Board of the Investor Directors pursuant to Section 6.01 hereof) shall constitute a "Change of Control Event" or comparable event as defined in Company Option Plan or any other benefit plan of the Company.

     (q) Conversion of Class B Shares. Cingular Wireless shall have converted all of the Class B Common Stock owned by Cingular Wireless into Common Stock for 1,600,000 shares of Common Stock and otherwise in accordance with the terms of the Class B Common Stock.

     (r) Employment Agreements. The Company and each of Jana A. Bell, Todd A. Felker, Pierre H. Parent, W. Michael Smith, C. Marshall Lamm, Robert LaMere and J. Raymond Bilbao shall have executed and delivered to the Company an Employment Agreement.

     (s) Registration Rights Agreement. The Company, Buyer and Mackay, on behalf of Majority Holder shall have executed and delivered the Registration Rights Agreement.

     (t) Governmental Filings and Consents. All governmental filings required to be made prior to the Closing Date by the Company, Buyer and Majority Holder with, and all governmental consents required to be obtained prior to the Closing Date by the Company, Buyer and Majority Holder from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to make such filing or obtain such consent would not reasonably be expected to have a Material Adverse Effect on the Company, Buyer, or Majority Holder or the ability of such parties to consummate the transactions contemplated hereby, and any waiting periods or extensions thereof under the HSR Act shall have expired or been terminated.

     (u) Reverse Stock Split. The Board and the shareholders of the Company shall have approved, and the Company shall have effected, a 1 for 5 reverse stock split in accordance with the DGCL and the rules and regulations of Nasdaq (the "Reverse Stock Split").

     (v) Stockholder Agreements. The 1996 Stockholders Agreement shall have been terminated by the parties thereto pursuant to a written agreement and the 1996 Stockholders Agreement shall cease to be in effect without any liability being incurred by the Company.

     SECTION 8.04. Additional Conditions to Obligations of Majority Holder. The performance of the obligations of Majority Holder hereunder is subject to the fulfillment at or prior to the Closing of each of the following conditions (all or any of which conditions may be waived in whole or in part by Majority Holder):

     (a) Representations and Warranties. Each of the representations and warranties of the Company made in this Agreement which are not, by their terms, qualified by a materially standard, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (and the representations and warranties of the Company contained in this Agreement which are, by their terms, qualified by a materially standard, shall have been true and correct on the date hereof and shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date), except for representations and warranties specifically relating to a time or times other than the date hereof or thereof, which shall be true and correct in all material respects (to the extent they are not, be their terms, qualified by a materiality standard, and shall be true and correct to the extent they are so qualified) at such specified time or times, and except for changes thereto permitted or contemplated by this Agreement.

     (b) Compliance with Covenants and Agreements. The Company shall have performed and complied in all material respects with all terms, covenants, agreements, undertakings, acts, conditions and obligations required by this Agreement to be performed or complied with by the Company prior to or at the Closing.

     (c) Officer's Certificate. Majority Holder shall have received a certificate from the Company, dated as of the Closing Date, certifying that the Board has duly adopted resolutions, copies of which shall be attached to such certificate, and which resolutions shall be in form and substance satisfactory to Buyer, pursuant to which the Company has opted out of the Delaware Business Combination Statute and that all such action to effect such resolutions shall have been taken. Majority Holder shall have also received a certificate from the Company dated as of the Closing Date executed by the President or Vice President of the Company certifying that (i) the Board has duly adopted resolutions, copies of which shall be attached to such certificate (x) approving the terms of this Agreement and any agreement to be delivered in accordance with this Agreement and authorizing the consummation of the transactions contemplated hereby and thereby, and (y) authorizing an officer thereof to execute and deliver this Agreement and all necessary ancillary documents, (ii) all of such representations are in full force and effect and none of such resolutions has been amended or modified, (iii) the representations and warranties of the Company contained in this Agreement that are not, by their terms, qualified by a materiality standard, were true and correct in all material respects when made and true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (and that the representations and warranties of the Company contained in this Agreement that are, by their terms, qualified by a materially standard, were true and correct when made and are true and correct on and as of the Closing Date as though made on and as of the Closing Date), except to the extent they relate to a particular date and except for changes permitted or contemplated by this Agreement, and (iv) the Company has complied with or performed in all material respects all terms, covenants, agreements, undertakings, acts, conditions and obligations to be complied with or performed by it on or prior to the Closing Date.

     (d) Incumbency Certificate. The Majority Holder shall have received a certificate from the Company signed by its Secretary or Assistant Secretary and dated as of the Closing Date, certifying as to each person executing this Agreement on behalf of such entity that (a) such person is an officer thereof holding the office or offices specified therein, and (b) the signature of each such person set forth on such certificate is his or her genuine signature.

     (e) Stock Certificates. The Company shall have delivered to Majority Holder a stock certificate or certificates representing the Majority Holder Shares registered in the name of Majority Holder (or the respective nominees thereof).

     (f) Documents/Instruments to be delivered by the Company. The Company shall have delivered to Majority Holder any documents or instruments in form and substance reasonably acceptable to Majority Holder and its counsel, required in connection with the exchange and issuance of the Majority Holder Shares for the Majority Holders Notes.

     (g) Material Adverse Effect. No event, change or development shall exist or have occurred since September 30, 2000 with respect to the Company, including the filing of an action, claim, suit, cause of action, or litigation commenced by any third party against the Company, that has had or reasonably could be expected to have a Material Adverse Effect on the Company or on the ability of Majority Holder to consummate the transactions contemplated hereby.

     (h) Registration Rights Agreement. The Company, Buyer and Mackay, on behalf of Majority Holder shall have executed and delivered the Registration Rights Agreement.

     (i) Governmental Filings and Consents. All governmental filings required to be made prior to the Closing Date by the Company, Buyer and Majority Holder with, and all governmental consents required to be obtained prior to the Closing Date by the Company, Buyer and Majority Holder from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to make such filing or obtain such consent would not reasonably be expected to have a Material Adverse Effect on the Company, Buyer, or Majority Holder or the ability of such parties to consummate the transactions contemplated hereby, and any waiting periods or extensions thereof under the HSR Act shall have expired or been terminated.

     (j) Stockholder Agreements. The 1996 Stockholders Agreement shall have been terminated by the parties thereto pursuant to a written agreement and the 1996 Stockholders Agreement shall cease to be in effect without any liability being incurred by the Company.

     (k) Simultaneous Closings. The Company and Buyer shall have consummated the transactions contemplated by this Agreement immediately prior to, or shall consummate the transactions contemplated by this Agreement concurrently with, Majority Holder's and the Other Mackay Holders' consummation of the transactions contemplated by this Agreement.

                                  ARTICLE IX

                                INDEMNIFICATION


     SECTION 9.01. The Company's Indemnities to Buyer and Majority Holder. Subject to Section 9.04 hereof, from and after the Closing Date, the Company shall indemnify, defend and hold harmless each of Buyer and Majority Holder, and their respective officers, directors, Affiliates, successors and permitted assigns from and against any and all demands, claims, actions, losses, damages, liabilities, and expenses, including reasonable attorneys' fees and disbursements related thereto, based upon, arising out of or otherwise resulting from:

     (a) any inaccuracy in any representation or any breach of any warranty by the Company in this Agreement or in any agreement delivered in connection herewith; and

     (b) any nonfulfillment of any material covenant or agreement of the Company contained in this Agreement or in any agreement delivered in connection herewith by the Company; provided, however, that, in order to qualify to receive indemnification under this Agreement, any claim for indemnification under this Section 9.01 shall be made no later than the date that is three years after the Closing Date, except that any claim for indemnification under Section 3.15 shall be made no later than three (3) months after the expiration date of the longest statute of limitations applicable to any such Taxes. For purposes of this Article IX, all representations and warranties of the Company shall be deemed to have been made at the dates on which they are required to be true and correct.

     SECTION 9.02. Buyer's and Majority Holder's Indemnities to the Company. Subject to Section 9.04 hereof, from and after the Closing Date, each of Buyer, Mackay and Majority Holder shall severally, but not jointly, indemnify, defend and hold harmless the Company and its Subsidiaries, their respective officers, directors, Affiliates, successors and permitted assigns from and against any and all demands, claims, actions, losses, damages, liabilities, and expenses, including reasonable attorneys' fees and disbursements related thereto (collectively, "Company Losses"), based upon, arising out of or otherwise resulting from:

     (a) any inaccuracy in any representation or any breach of any warranty by Buyer, Mackay or Majority Holder, as the case may be, made by such party to the Company in this Agreement or in any agreement delivered in connection herewith;

     (b) any nonfulfillment of any material covenant or agreement of Buyer, Mackay or Majority Holder, as the case may be, to the performed by such party and contained in this Agreement or in any agreement delivered in connection herewith by such party; provided, however, that, in order to qualify to receive indemnification under this Agreement, any claim for indemnification under this Section 9.02 shall be made no later than the date that is three years after the Closing Date, except that any claim for indemnification under
Section 4.13 shall be made no later than three (3) months after the expiration date of the longest statute of limitations applicable to any such Taxes. For the purposes of this Section 9.02, all representations and warranties of Buyer shall be deemed to have been made at the dates on which they are required to be true and correct; and

     SECTION 9.03. Buyer Indemnity Regarding Buyer Sub 1 and Buyer Sub 2. Subject to Section 9.04 hereof, from and after the Closing Date, and in addition to the indemnification Buyer is providing to the Company pursuant to
Section 9.02 hereof, Buyer shall indemnify, defend, and hold harmless the Company and its Subsidiaries, their respective officers, directors, Affiliates, successors and permitted assigns from and against any and all Company Losses with respect to any and all obligations or liabilities of whatever nature or character suffered, incurred by, or arising with regard to, Buyer Sub 1 and/or Buyer Sub 2 prior to the Closing that are not provided for, satisfied or assessed prior to the Closing, including with regard to Taxes all Company Losses related to any event, act, omission or transaction occurring on or before Closing. Claims for indemnification under this Section 9.03 may be made anytime after Closing and shall survive Closing.

     SECTION 9.04. Third Party Claims; Notice and Opportunity to Defend. Promptly after receipt by either the Company on the one hand or by Buyer or Majority Holder on the other hand (in any case, the "Indemnitee") of the commencement of, or notice of any demand, claim or circumstance that, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of, any action, proceeding, litigation, or investigation against it by a third party (an "Asserted Liability") that may give rise to any indemnification obligation under Section 9.01, 9.02 or 9.03, the Indemnitee shall promptly give written notice thereof to the party from which indemnification is to be sought (the "Indemnifying Party"), describing the Asserted Liability in reasonable detail and indicating the amount (estimated, if necessary) for which the Indemnitee may be liable. Failure to give timely notice under this Section 9.04 shall not preclude the Indemnitee from receiving indemnification from the Indemnifying Party unless the Indemnitee's failure has materially prejudiced the Indemnifying Party's ability to defend against the Asserted Liability.

     (a) Opportunity to Defend. The Indemnifying Party shall have fifteen (15) days (or earlier if required to avoid a default judgment) after receipt of the aforementioned notice to undertake to settle or defend, at its own expense and by counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnitee, such Asserted Liability. If the Indemnifying Party so elects to settle or defend such Asserted Liability, it shall promptly notify the Indemnitee in writing of its intent to do so. So long as the Indemnifying Party is reasonably contesting such Asserted Liability in good faith, the Indemnitee may not settle or pay such Asserted Liability. After notice from the Indemnifying Party to the Indemnitee of its election to assume the defense of such claim or action, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses incurred by the Indemnitee in connection with the defense thereof; provided, however, that the Indemnitee may participate, at its sole expense, in the settlement of, or defense against, such Asserted Liability, provided that the Indemnifying Party in all such instances shall be responsible for directing and controlling the settlement of, or defense against, such action. If the Indemnifying Party elects not to undertake to settle or defend against the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, or does not accept its obligation to indemnify under this Agreement, the Indemnitee may settle, compromise or defend such Asserted Liability in the exercise of its exclusive discretion at the expense of the Indemnifying Party and the Indemnifying Party shall promptly reimburse the Indemnitee for the amount of all costs and expenses incurred by the Indemnitee in connection with the settlement of or defense against the Asserted Liability to the extent provided in Section 9.01, 9.02 or 9.03, as the case may be. If no settlement of the Asserted Liability is entered into, the Indemnifying Party shall promptly reimburse the Indemnitee for the amount of any judgment rendered with respect to such Asserted Liability and all related and bona fide expenses incurred by the Indemnitee in defense against such action to the extent recoverable under
Section 9.01, 9.02 or 9.03, as the case may be.

     (b) Other Matters. Neither the Indemnifying Party nor the Indemnitee shall, in the defense of any Asserted Liability, consent to entry of any judgment or enter into any settlement agreement, except with the written consent of the other party (not to be unreasonably withheld or delayed), which does not include as an unconditional term thereof the giving by the claimant or the plaintiff involved to both the Indemnitee and the Indemnifying Party of a release from all liability in respect of such Asserted Liability. The Indemnifying Party and the Indemnitee shall each use all commercially reasonable efforts to cooperate with each other in connection with the settlement of, or the defense against, any Asserted Liability and make available to the other all books, records and other documents within its control that are reasonably necessary or appropriate for such defense. Notwithstanding anything contained in this Agreement, the Indemnitee shall have the right to pay or settle at any time any Asserted Liability, provided that (except where the Indemnifying Party elects not to undertake to settle or defend against the Asserted Liability, fails to notify the Indemnitee of its election, or does not accept its obligation to indemnify under this Agreement), the Indemnitee shall also be deemed to have waived any right to indemnification therefor by the Indemnifying Party.

     (c) Tax Matters of Buyer Sub 1 and Buyer Sub 2. The parties agree that all tax matters related to Buyer Sub 1 and Buyer Sub 2 with regard to all periods prior to and including the Closing shall be the sole and exclusive responsibility of Buyer and Buyer shall have full authority for dealing with all tax authorities with regard to such matters.

     SECTION 9.05. Survival of Representations, Warranties and Covenants. The representations and warranties contained in this Agreement shall not survive the Closing. Notwithstanding the foregoing, any claim with respect to an inaccuracy or breach of any representation or warranty or a breach of any covenant or agreement made as of the execution and delivery of this Agreement and the Closing may be made at any time prior to the dates as specified in Sections 9.01 and 9.02, as the case may be, and no party to this Agreement shall have the right to assert any right of indemnification hereunder after such dates, except that if, on or before such date, the party from whom indemnification is sought has received written notice with respect to a specific claim of indemnification pursuant to this Agreement or notice of a claim from a third party, and the Indemnitee thereafter shall have the right after such date to assert or to continue to assert such claim and to be indemnified with respect thereto notwithstanding that all damages therefor may not be quantifiable as of such time. Notwithstanding the foregoing, all covenants to be performed after the Closing, including but not limited to those contained in Article VI, Sections 7.07, 7.09, 7.10, 7.16, 7.17, 7.18, 7.19, 7.24, 7.25, and 7.26 and Article IX, shall survive the Closing in accordance with their terms.

                                  ARTICLE X

                                  TERMINATION


     SECTION 10.01. Termination. This Agreement may be terminated and the transactions contemplated in this Agreement may be abandoned at any time prior to the Closing:

     (a) by mutual written consent of each of the Company, Buyer and Majority Holder;

     (b) by the Company, Buyer or Majority Holder if, on the Closing Date, any condition precedent to the obligations of the terminating party set forth in
Article VIII shall not have been satisfied (or waived by the party entitled to the benefit thereof); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 10.01(b) if such party is then in breach of any material representation or warranty contained herein or is in default in any material respect in the observance or in the timely performance of any of its covenants or agreements contained herein;

     (c) by the Company, Buyer or Majority Holder if there shall be in effect any judgment, permanent injunction, or action by any court of competent jurisdiction or other Governmental Authority preventing or making unlawful the consummation of the transactions contemplated hereby that shall have become final and nonappealable;

     (d) by the Company, Buyer or Majority Holder if the Closing shall not have occurred on or before June 30, 2001 (time is of the essence with respect to such date); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 10.01(d) if such party is then in breach of any material representation or warranty contained herein or is in default in any material respect in the observance or in the timely performance of any of its covenants or agreements contained herein; or

     (e) by Buyer or Majority Holder if this Agreement and the transactions contemplated hereby shall have been voted on at the Stockholders Meeting and fail to receive the requisite vote for approval and adoption by the stockholders of the Company as provided under the DGCL and the Company's Certificate of Incorporation;

     (f) by Buyer if (i) the Board shall not recommend the approval of this Agreement and the transactions contemplated hereby, or shall withdraw, modify or change its approval or recommendation of this Agreement and the transactions contemplated hereby in a manner adverse to Buyer or shall have resolved to do any of the foregoing, (ii) the Board shall have approved and/or recommended to the stockholders of the Company any Acquisition Proposal or taken any other action in the exercise of its fiduciary duties or otherwise to facilitate a transaction with a third party, or (iii) the Company breaches
Section 7.15 or expresses or announces its intention to take such action that would constitute a breach of such section.

     SECTION 10.02. Notice. If a party elects to terminate this Agreement pursuant to an applicable provision of Section 10.01, such party shall give written notice of its election to the other parties at least two (2) Business Days prior to the date such termination shall become effective.

     SECTION 10.03. Effect of Termination. Upon termination of this Agreement pursuant to the terms of Section 10.01, if (a) no party hereto is in breach of any material provision of this Agreement, this Agreement shall become void and no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders to the other party, and (b) the Company, Buyer, Mackay, or Majority Holder is in breach of any provision of this Agreement applicable to it, which breach has caused the terminating party to terminate this Agreement, or to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, the non-breaching party will have such rights and remedies as are available to such party at law or in equity except as otherwise provided for herein.

     SECTION 10.04. Termination Fee. In the event Buyer terminates this Agreement pursuant to Section 10.01(f)(i)-(iii), then the Company agrees that it shall pay to Buyer a fee of $2.5 million, plus an amount, not to exceed $750,000, equal to Buyer's fees and expenses incurred in connection with (or reasonably related to) the transactions contemplated by this Agreement. Such fees and expenses shall be payable in immediately available funds on the second Business Day following the termination of this Agreement. Notwithstanding any other provision of this Agreement, (i) such fees and expenses shall not be paid pursuant to this Section 10.04 if Buyer shall have breached in any material respect any of its material representations, warranties, covenants, or agreements contained in this Agreement, and (ii) the payment by the Company of the amounts required to be paid pursuant to this
Section 10.04 shall, except in the case of willful breach of this Agreement by the Company, constitute the exclusive remedy for, and full settlement of, any and all liabilities and obligations of the Company for damages under this Agreement.

                                  ARTICLE XI

                              GENERAL PROVISIONS


     SECTION 11.01. Expenses of the Parties. Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all expenses involved in the preparation, negotiation, authorization, entering into and performance of this Agreement, including all fees and expenses of agents, representatives, counsel, financial advisors, investment bankers and accountants in connection therewith, shall be borne solely by the party that shall have incurred the same, and no other party hereto shall have any liability with respect thereto; provided however, that whether or not the consummation of the transactions contemplated hereby occurs, the Company shall reimburse Mackay for actual, bona fide expenses incurred by Mackay in connection with transactions contemplated hereby up to a maximum of $100,000 upon Majority Holder providing reasonable evidence of the incurrence of such expenses; and provided, further, that if Mackay or Majority Holder has any obligation to make any filing under the HSR Act as a result of entering into or consummating the transactions contemplated hereby, the Company shall provide to Mackay or reimburse Mackay the full amount of the filing fee associated with such filing. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party, subject to Section 10.03 and Section 10.04.

     SECTION 11.02. Further Assurances. Each of the parties hereto agrees that, at any time and from time to time after the date hereof, it shall, upon written request from the other party or parties hereto, and without further consideration, perform such other and further acts, and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments, documents and assurances as such other party or parties reasonably may request for the purpose of carrying out this Agreement.

     SECTION 11.03. Binding Agreement; Assignment. This Agreement is binding upon, will inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto, without the prior written consent of the other parties hereto; provided, however that Buyer may assign the Agreement and its rights, interests, and obligations hereunder to any Affiliate thereof, but such assignment shall not relieve Buyer of its obligations hereunder in the event such assignee does not perform such obligations.

     SECTION 11.04. Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Schedules contained in the Disclosure Statement and any other written agreements by the parties hereto that are expressly contemplated hereby to be entered into, constitutes the entire agreement and understanding of the parties hereto with respect to the subject matters hereof and thereof and supersedes any and all prior negotiations, agreements, arrangements and understandings between the parties, written or oral, relating to the matters provided for herein or therein. Except as expressly provided in this Agreement, nothing contained in this Agreement, express or implied, is intended to or shall confer on any Person other than the parties hereto and their heirs, successors and permitted assigns, any rights, benefits, remedies or claims under or by reason of this Agreement.

     SECTION 11.05. Amendment; Modification. This Agreement may not be amended or modified except by an instrument in writing signed by a duly authorized officer of each of the Company, Buyer and Majority Holder.

     SECTION 11.06. Extensions; Waivers; Remedies Cumulative. (a) The conditions to each of the parties' obligations to consummate this Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. With regard to this Agreement, any party may (i) extend the time for the performance of any of the obligations or other acts of any other party with such first party,
(ii) waive any inaccuracies in the representations and warranties of any party made to or with such first party contained herein or in any document, certificate, or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements of any party with such first party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver of any provision of this Agreement shall be valid and effective only if set forth in an instrument in writing signed on behalf of such party against whom enforcement of any waiver or consent is sought by such first party or a duly authorized officer thereof, if applicable.

     (b) No failure or delay on the part of any party in exercising any right, privilege, power, or remedy under this Agreement, and no course of dealing among the parties, shall operate as a waiver of such right, privilege, power, or remedy, nor shall any single or partial exercise of any right, privilege, power, or remedy under this Agreement preclude any other or further exercise of such right, privilege, power, or remedy, or the exercise of any other right, privilege, power, or remedy. Unless otherwise expressly provided for herein, the rights, privileges, powers, and remedies available to the parties hereunder are cumulative and not exclusive of any other rights, privileges, powers, or remedies provided by statute, at law, in equity, or otherwise. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in any similar or other circumstances or constitute a waiver of the right of the party giving such notice or making such demand to take any other or further action in any circumstances without notice or demand.

     SECTION 11.07. Section Headings; Interpretation. Reference in this Agreement to a Section, Article or Schedule, unless otherwise indicated, shall constitute references to a Section or an Article of this Agreement or a Schedule to the Disclosure Statement. The table of contents, section headings, and article titles contained in this Agreement are for convenience of reference only and do not form a part thereof and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "herein," "hereinafter," and "hereunder," and words of similar import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The parties hereto agree that this Agreement is the product of negotiations among sophisticated parties, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in the drafting of each provision hereto. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

     SECTION 11.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware without giving effect to the laws that might otherwise govern under applicable principles of conflict of laws thereof. Notwithstanding the foregoing, the parties agree that any instrument or agreement to which Buyer Sub 1 or Buyer Sub 2 is a party and as to which the laws of the United Kingdom apply shall be governed by, and construed in accordance with, the laws of the United Kingdom.

     SECTION 11.09. Notices. Any notice, demand, claim, request, waiver or consent or other communication required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered by any of the following means of delivery, and shall be deemed to have been duly delivered and received on the date (or the next Business Day if delivery is not made on a Business Day) of personal delivery or facsimile transmission or on the date (or the next Business Day if delivery is not made on a Business Day) of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or on the date (or the next Business Day if delivery is not made on a Business Day) of a stamped receipt, if sent by an overnight delivery service, and sent to the following addresses (or to such other address as any party may request, in the case of the Company, by notifying Buyer and Majority Holder, in the case of Buyer, by notifying the Company and Majority Holder, and in the case of Majority Holder by notifying the Company and Buyer, in each case in accordance with this Section):

     (a) If to the Company:

         @Track Communications, Inc.
         1155 Kas Drive
         Suite 100
         Richardson, TX  75081
         Attn:  J. Raymond Bilbao
         Telephone:  (972) 301-2733
         Facsimile:  (972) 301-2263

         with a copy to:

         Locke Liddell & Sapp LLP
         2200 Ross Avenue
         Suite 2200
         Dallas, TX  75201
         Attn:  Stephen L. Sapp
         Telephone:  (214) 740-8570
         Facsimile:  (214) 740-8800

     (b) If to Buyer:

         Minorplanet Systems PLC
         Greenwich House
         Sheepscar, Leeds LS4 2LE
         United Kingdom
         Attn:  Robert Kelly
         Telephone:  011 44 113 251 1600
         Facsimile:  011 44 113 251 1672

         with a copy to:

         Mishcon de Reya, Solicitors
         21 Southampton Row
         London
         WC1B5HS
         United Kingdom
         Attn:  Larry Nathan
         Telephone:  011 44 20 7440 7031
         Fax:  011 44 20 7404 3014

         with a copy to:

         Brown & Wood LLP
         1666 K Street, N.W.
         Washington, D.C. 20006
         Attn:  John K. Hughes
         Telephone:  (202) 533-1430
         Facsimile:  (202) 533-1399

     (c) If to Mackay, Majority Holder, or the Other Mackay Holders:

         Mackay Shields LLC
         9 West 57th Street
         New York, New York 10019
         Attn:  Donald Morgan
         Telephone: (212) 230-3911
         Facsimile:  (212) 754-9187

         With a copy to:

         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, New York 10019
         Attn:  David C. Karp
         Telephone:  (212) 403-1000
         Facsimile:   (212) 403-2327

     SECTION 11.10. No Brokers. Each of the Company, Buyer, Mackay and Majority Holder represents and warrants to the other parties hereto that no broker, finder, agent or similar intermediary has acted directly or indirectly on its behalf in connection with this Agreement or the transactions contemplated hereby, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with it or any action taken by it. Each of the Company, Buyer, Mackay and Majority Holder agrees to indemnify and hold the other parties harmless from any and all claims, losses, liabilities, expenses (including reasonable attorney fees), demands or commissions or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of such parties.

     SECTION 11.11. Public Announcements. Each of the Company, Buyer, Mackay and Majority Holder agree that, prior to the making of any public announcement or any disclosure to any third party with respect to the transactions contemplated by this Agreement, it will consult with the other parties hereto and shall either agree upon the text of a joint announcement or obtain the others' prior, written approval of an announcement to be made solely on behalf of such party. Any of the parties may make such disclosures or statements as it determines may be required by law, regulation, or rule of any bona fide Governmental Authority (provided that before making any such disclosure or statement, the party making the disclosure shall discuss the nature and manner of such disclosure with the other parties). The Company acknowledges that Buyer and Mackay intend to make disclosures relating to the Company and the transactions contemplated by this Agreement in order to, in the case of Buyer, secure the financing of the transactions contemplated hereby, and, in the case of Mackay and Majority Holder, to communicate with other holders of the Notes, provided that each Buyer and Mackay and Majority Holder confirms that all third parties to whom such disclosure is made will be made aware (where applicable) prior to any such disclosure (a) that they in receipt of material non-public information, (b) that such information is confidential and such parties shall agree to maintain such information as confidential, and (c) that they may be prohibited from trading securities of the Company prior to public announcement of the transactions contemplated hereby.

     SECTION 11.12. Exhibits and Schedules. The Exhibits and the Schedules contained in the Disclosure Statement are being separately delivered by the Company to Buyer and by Buyer to the Company concurrently with the execution of this Agreement and such receipt is being acknowledged by each of the parties to this Agreement. All Exhibits and Schedules referred to in this Agreement are an integral part of and are hereby incorporated into this Agreement by reference.

     SECTION 11.13. Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which the parties are entitled at law or in equity. Each of the parties agrees to submit itself to the jurisdiction of any state or federal court sitting in the State of Delaware. In addition, each of the parties hereto agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such court.

     SECTION 11.14. Severability. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (ii) they shall negotiate in good faith to replace any provisions that are finally determined to be invalid, void or otherwise unenforceable with other provisions that are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (iii) the balance of this Agreement shall not be affected and shall remain enforceable to the fullest extent permitted by law. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and shall be enforced to the fullest extent permitted by law.

     SECTION 11.15. Calculation of Capital Stock. Notwithstanding any other provision in this Agreement, all references contained in this Agreement to the amount of capital stock of the Company authorized, issued, to be issued, or held by any party shall be interpreted to mean the capital stock of the Company prior to the occurrence of the Reverse Stock Split.

     SECTION 11.16. Majority Holder Signatures. The parties hereto acknowledge and agree that Mackay is, on the date of this Agreement, delivering to the other parties to this Agreement executed signature pages representing accounts under its control holding not less than 92% of the Majority Holder Notes and the Other Mackay Holders Notes in the aggregate (the "Signing Percentage") referenced in the Recitals. Mackay covenants and agrees that it shall use its commercially reasonable efforts to obtain and deliver to the Company and Buyer within five (5) Business Days of the date of this Agreement, executed signature pages representing the Other Mackay Holders.

     SECTION 11.17. Other Matters. The parties agree that, to the extent that any Other Mackay Holders execute this Agreement after the date hereof, the term Majority Holder will further be deemed to include such party and the term Other Mackay Holders shall no longer be deemed to include such party. Wherever in this Agreement, the term "Majority Holder" shall be interpreted to include the term "Other Mackay Holders" in accordance with the Preamble of this Agreement, then to the extent that the terms "Majority Holder Shares" or "Majority Holder Notes" are used in conjunction with the term Majority Holder in the provision being reviewed, the terms "Other Mackay Holders Shares" or "Other Mackay Holders Notes" shall also be included in such provision as applicable and as the context may require, in order to give full meaning to the intent of the parties as to the applicability of the provision.

     SECTION 11.18. Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall be considered one and the same instrument, and this Agreement shall become effective when such counterparts have been signed by each of the parties hereto and delivered to the other parties. The parties hereto agree that signatures of the parties and their duly authorized officers may be exchanged by facsimile transmission, and that such signatures shall be binding to the same extent, and have the same force and effect, as the exchange of original written signatures. The originals of such signatures shall be sent to the other parties hereto by overnight courier.

                           [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.



                                             @TRACK COMMUNICATIONS, INC.


                                             By: _____________________________
                                                Name:  _______________________
                                                Title: _______________________




                                             MINORPLANET SYSTEMS PLC


                                             By:______________________________
                                                Name:  _______________________
                                                Title: _______________________




                                             MACKAY SHIELDS LLC
                                             (for and on behalf of the Majority
                                             Holders and as otherwise provided
                                             in the definition of "Mackay" in
                                             Section 1.01 hereof)



                                             By: _____________________________
                                                 Name:  ______________________
                                                 Title:_______________________

                             DISCLOSURE STATEMENT

                                      TO

                     STOCK PURCHASE AND EXCHANGE AGREEMENT

                                 BY AND AMONG

                         @TRACK COMMUNICATIONS, INC.,

                           MINORPLANET SYSTEMS PLC,

                                      AND

                              MACKAY SHIELDS LLC

          This Disclosure Statement is delivered as of February 14, 2001, pursuant to that certain Stock Purchase and Exchange Agreement of even date (the "Agreement"), by among the Company, Buyer, and Majority Holder (as such parties are defined in the Preamble of the Agreement). By their execution hereof, the Company, Buyer and Majority Holder each agree and acknowledge that the disclosures of the other parties hereto contained in the Schedules that are attached hereto have been made to them by such other party. By its execution hereof, each of the Company, Buyer and Majority Holder each agrees and acknowledges that the disclosures required to be made by it have been made to the other parties hereto. This Disclosure Statement may be executed in one or more counterparts, and by any party on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                           [Signature Page Follows]

AGREED AND ACKNOWLEDGED:


@TRACK COMMUNICATIONS, INC.



By: __________________________
    Name:  ___________________
    Title: ___________________



MINORPLANET SYSTEMS PLC



By: __________________________
    Name:  ___________________
    Title:____________________


MACKAY SHIELDS LLC
(for and on behalf of the Majority Holders and as otherwise provided in the definition of "Mackay" in Section 1.01 hereof)


By: __________________________
    Name:  ___________________
    Title: ___________________